Exhibit 10.3

SUBLEASE

LANDLORD:	CONTINENTAL 34 FUND LIMITED PARTNERSHIP, a Wisconsin limited partnership

TENANT:	KOHL’S DEPARTMENT STORES, INC., a Delaware corporation

PROPERTY:	Kohl’s department store located in a shopping center in Tucson, Arizona

DATE:	January 30, 2003

Exhibits

Exhibit A	Legal Description of the Land
Exhibit B	Site Plan
Exhibit C	Plans and Specifications for Landlord’s Work
Exhibit C-1	Building Pad Certification
Exhibit C-2	Criteria for Tenant’s Work
Exhibit C-3	Mechanic’s Lien Indemnity
Exhibit D	Home Depot REA
Exhibit D-1	Declaration of Use Restrictions
Exhibit E	Subordination, Non-Disturbance and Attornment Agreement
Exhibit E-1	Primary Ground Lessor Non-Disturbance Agreement
Exhibit E-2	Secondary Ground Lessor Non-Disturbance Agreement
Exhibit F	Estoppel Letter
Exhibit G	Memorandum of Lease
Exhibit H	Sign Criteria
Exhibit H-1	Building Signage
Exhibit H-2	Pylon Signage
Exhibit I	Prohibited Uses
Exhibit J	Guaranty
Exhibit K	Exterior Elevations

SUBLEASE

THIS SUBLEASE (“Lease”) is made and entered into as of the 30 day of January, 2003, by and between CONTINENTAL 34 FUND LIMITED PARTNERSHIP, a Wisconsin limited partnership having an office at 10850 W. Park Place, 6th Floor, Milwaukee, Wisconsin 53224 (hereinafter called “Landlord”) and KOHL’S DEPARTMENT STORES, INC., a Delaware corporation, having an office at N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051 (hereinafter called “Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord has, or will have, a ground lessee interest in certain land located in the City of Tucson, Pima County, Arizona, which is legally described in EXHIBIT A attached hereto and is depicted on the site plan attached hereto as EXHIBIT B (the “Land”), pursuant to that certain Lease dated February 12, 2003 (the “Secondary Ground Lease”), by and between NSHE Bassett, LLC, as lessor (“Secondary Ground Lessor”), and Landlord, as lessee; and

WHEREAS, Secondary Ground Lessor acquired its interest in the Land pursuant to that certain Land Lease dated January 30, 2003 (the “Primary Ground Lease”), by and between October 23rd Group, LLC, as lessor (“Primary Ground Lessor”), and Secondary Ground Lessor, as lessee; and

WHEREAS, the Land is subject to that certain Reciprocal Ingress-Egress Easement Agreement dated April 19, 2002 by and between Primary Ground Lessor and Home Depot U.S.A., Inc. (“Home Depot”), as amended by First Amendment to Reciprocal Ingress-Egress Easement Agreement dated January     , 2003 (collectively, the “Home Depot REA”), a copy of which is attached hereto as EXHIBIT D and incorporated herein by this reference; and

WHEREAS, in addition to the Land, the Home Depot REA encumbers certain adjacent land defined in the Home Depot REA as the Shopping Center (the “Shopping Center”), as well as the outlot depicted on EXHIBIT B (the “Outlot”); and

WHEREAS, the Outlot is not a part of the Land; and

WHEREAS, as an inducement to Tenant to enter into this Lease, the Outlot will be further encumbered by a Declaration of Use Restrictions in the form attached hereto as EXHIBIT D-1 and incorporated herein by this reference (the “Outlot Declaration”); and

WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease and rent from Landlord, upon the terms and conditions hereinafter set forth, the Land and all improvements constructed or to be constructed thereon and all appurtenant rights thereto, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PREMISES AND TERM

SECTION 1.1. Landlord hereby leases and demises unto Tenant and Tenant hereby leases and takes from Landlord, for the Term (as defined in Section 1.2 hereof), at the rental, and upon the covenants, terms and conditions hereinafter set forth, the Land and the building (the “Building”) designated as the “Kohl’s Building” on EXHIBIT B, which when constructed will contain approximately eighty-eight thousand four hundred eight (88,408) square feet of Floor Area (as hereinafter defined), and all accessory improvements servicing the Land and the Building (hereinafter collectively called the “Premises”) together with all easements, rights, privileges and amenities otherwise appurtenant to the Land.

SECTION 1.2.

(a)The term of this Lease (the “Term”) shall commence on the Commencement Date (as defined in Section 1.2(b) hereof) and shall expire on January 31, 2024, subject to Tenant’s extension options and termination option hereinafter contained.

(b)The term “Commencement Date”, as used herein, shall mean the date on which Landlord substantially completes the Pad Preparation Work (as defined in Section 4.1(e)) and delivers possession of the Premises to Tenant pursuant to Section 4.2.

(c)Except as provided in Section 4.1(g) hereof, the term “Rent Commencement Date”, as used herein, shall mean the earlier to occur of (i) the Grand Opening Date (as defined in Section 1.2(d) hereof), or (ii) the following date: (A) October 10, 2003, if the Commencement Date occurs on or before January 31, 2003; (B) March 12, 2004, if the Commencement Date occurs after January 31, 2003 but on or before June 1, 2003; (C) April 16, 2004, if the Commencement Date occurs after June 1, 2003, but on or before July 1, 2003, (D) August 20, 2004, if the Commencement Date occurs after July 1, 2003, but on or before November 1, 2003, or (E) October 8, 2004, if the Commencement Date occurs after November 1, 2003, but on or before January 1, 2004.

(d)As used in this Lease, the term “Grand Opening Date” shall mean the earlier to occur of (i) the advertised date of Tenant’s grand opening promotional event for the Premises, or (ii) the date which is ten (10) days after the date on which Tenant first opens the Premises for business with the general public.

SECTION 1.3. Notwithstanding anything contained in this Lease to the contrary, the obligations of Tenant under this Lease shall be contingent upon Landlord and Tenant successfully negotiating and entering into a First Amendment to Reciprocal Ingress-Egress Easement Agreement with Home Depot, Primary Ground Lessor, Secondary Ground Lessor and HD Broadway LLC, an Arizona limited liability company, upon terms and conditions and in a form satisfactory to Tenant. If despite the use of best efforts, Landlord and Tenant have not obtained the First Amendment to Reciprocal Ingress-Egress Easement Agreement on or before January 24, 2003, then either party may terminate this Lease by delivering written notice of termination to the other party prior to the date on which the First Amendment to Reciprocal Ingress-Egress Easement Agreement is obtained.

ARTICLE II

OPTIONS TO EXTEND

SECTION 2.1. Tenant shall have, and is hereby given, eight (8) separate options to extend the initial Term upon the terms, covenants, and provisions herein contained, for successive periods of five (5) years each. Each such option shall be exercisable by Tenant giving notice to Landlord of Tenant’s intention to exercise the same provided Tenant is not then in default under this Lease, not less than twelve (12) months prior to the expiration date of the initial Term, or the expiration date of the then current extended Term, as the case may be; provided that, if Tenant shall fail to give any such notice within the aforesaid time limit, Tenant’s right to exercise its option shall nevertheless continue until thirty (30) days after Landlord shall have given Tenant notice of Landlord’s election to terminate such option and Tenant may exercise such option at any time until the expiration of said thirty (30) day period or the end of the then existing Term, whichever occurs first.

SECTION 2.2. It is the intention of the parties to avoid forfeiture of Tenant’s rights to extend the Term under any of the options set forth in Section 2.1 through inadvertent failure to give notice of exercise thereof within the time limits prescribed. Accordingly, if Tenant shall fail to give notice to Landlord of Tenant’s election to extend the Term for any of the extended Terms and if Landlord shall fail to give notice to Tenant of Landlord’s election to terminate Tenant’s right to extend this Lease under the option applicable thereto, then and so often as such event shall occur, the Term shall be automatically extended from year to year upon all of the terms and conditions then in effect (provided, however, annual fixed rent shall be at the rate that would have been in effect had Tenant exercised its option to extend the Term), subject to Tenant’s right under such option to extend the Term for the remainder of the extended Term covered thereby and to Landlord’s right to place the thirty (30) day limit on such option by a notice in the manner provided in Section 2.1.

ARTICLE III

LEASE SUPPLEMENT

SECTION 3.1. Upon commencement of the Term, Landlord and Tenant shall execute a supplement to this Lease confirming the Commencement Date, the Rent Commencement Date, the termination date of the original Term, the Floor Area of the Building and such other matters as Landlord or Tenant may reasonably request.

ARTICLE IV

CONSTRUCTION

SECTION 4.1.

(a)The term “Landlord’s Work” shall mean the construction of the following work:

(i)Construction of all off-site and on-site improvements, land clearance, land balancing and grading as required for the use and operation of the Premises, as depicted on EXHIBIT B.

(ii)Construction of interior roads and a paved surface parking area upon the Common Area in the location shown on EXHIBIT B, together with all access drives, curbs, walkways (other than the walkways adjacent to the Building), parking lot striping and related improvements. The minimum parking stall width shall be nine feet six inches (9’6”). Except as otherwise set forth in the plans and specifications for Landlord’s Work approved by Tenant pursuant to Section 4.1(b), the distance between rows of parking stalls shall be at least sixty-five feet (65’), measured from spine to spine. The Truck Lane depicted on EXHIBIT B shall be constructed with heavy duty paving in accordance with plans and specifications approved by Tenant.

(iii)The construction of all off-site improvements shown on EXHIBIT B, including acceleration and deceleration lanes (if any) and adequate traffic flow controls and signalization (if any).

(iv)All landscaping (except for landscaping within the perimeter sidewalks of the Building), exterior lighting, traffic control, signage and related Common Area facilities typically provided in first-class retail shopping center developments in the Tucson metropolitan area.

(v)All necessary utility extensions to within five feet (5’) of Tenant’s building pad (at locations designated by Tenant), including, without limitation, all extensions for water, electric, natural gas and telephone service and all extensions for storm and sanitary sewers, storm and sanitary drains and retention or detention basins. Storm drainage is to be designed in accordance with good engineering practices to inhibit flooding in accordance with engineering practices for first-class retail shopping center developments in the Tucson metropolitan area. Pavement slope shall not exceed the maximum slope nor be less than the minimum slope set forth in the plans and specifications for Landlord’s Work approved by Tenant pursuant to Section 4.1(b).

(vi)All entrances, exits, driveways, roadways, service drives, parking areas, curbing, sidewalks, and landscaping to be located in the Common Area (excluding the perimeter sidewalks of the Building and the landscaping within said perimeter sidewalks, which shall be part of Tenant’s Work (as hereinafter defined)).

(vii)All traffic and parking lot striping and control signs, lighting and any fencing, screening or walls (except Premises truck dock screening walls) required by any governmental authority. Parking lot lighting shall be designed to a two footcandle minimum. To the extent permitted by the governing municipality, the layout for the parking lot lighting on the Land shall distribute a five footcandle minimum along the sidewalk in front of the Building and shall be designed according to photometric plans approved by Tenant.

(viii)Compaction of Tenant’s building pad as recommended by the final soils report approved by Tenant. Compaction of fill will be performed in accordance with the recommendations set forth in the geotechnical report approved by Tenant. Depth of compacted soils shall be as recommended by final soils reports.

(ix)Preparation of a staging area for Tenant in the location shown on EXHIBIT B and a temporary all weather access road from the public street to the staging area and from the staging area to and around the building pad on the Land (excluding any side of the Building upon which a building is being constructed adjacent to the Building).

(x)Making temporary utilities available to the building pad on the Land until permanent utility service is available (Tenant shall pay for temporary utilities consumed by Tenant during the performance of Tenant’s Work).

(b)Landlord’s Work shall be performed in a good and workmanlike manner, substantially in accordance with plans and specifications approved by Tenant. Landlord shall cause to be prepared and shall submit to Tenant detailed plans and specifications for Landlord’s Work and such plans and specifications will be prepared in compliance with all laws, ordinances, codes and regulations of all duly constituted authorities. Tenant shall have fifteen (15) days after receipt of Landlord’s plans and specifications to approve the same, which approval shall not be unreasonably withheld or delayed. If Tenant timely objects to a portion of Landlord’s plans and specifications, Landlord and Tenant shall endeavor in good faith to revise the plans and specifications to satisfy Tenant’s concerns. Notwithstanding Tenant’s approval of the plans and specifications for Landlord’s Work, Landlord acknowledges and agrees that Tenant shall have no liability whatsoever for any defects, errors or omissions in such plans and specifications nor any liability for the failure of such plans and specifications to comply with any law, ordinance, or regulation. After the plans and specifications for Landlord’s Work are approved by Tenant, a list of the approved plans and specifications shall be attached to this Lease as EXHIBIT C.

(c)The description of Landlord’s Work and the plans and specifications therefor, once approved by Tenant, shall not be modified without the written consent of Landlord and Tenant; provided, however, if Landlord desires to modify the plans and specifications for a portion of Landlord’s Work that is not situated within the Land, then (i) Tenant shall not unreasonably withhold its consent to the proposed modification and (ii) if the request for Tenant’s consent is properly addressed to Tenant and Tenant fails to respond to the request for consent within fifteen (15) days of Tenant’s receipt of same, Tenant shall be deemed to have consented to the proposed modification. Notwithstanding the foregoing, Tenant may authorize changes to Landlord’s Work during construction (“Change Order”) by providing Landlord with written instructions regarding the Change Order desired by Tenant. Landlord may condition consent to a Change Order requested by Tenant on the work described in the Change Order complying with all applicable laws, ordinances and regulations and on Tenant agreeing (A) to pay, within thirty (30) days after substantial completion of the work described in the Change Order and Landlord’s delivery to Tenant of a detailed invoice for such Change Order, any increase in cost incurred by Landlord as a result of such Change Order and (B) to extend the Delivery Date (as defined in Section 4.1(f) hereof) by the additional amount of time, if any, required to perform the work covered by the Change Order.

(d)At such time as Landlord shall have commenced construction of Landlord’s Work, Landlord promptly shall give written notice of the same (“Landlord’s Notice of Commencement”) to Tenant. Once construction has commenced, Landlord shall diligently prosecute Landlord’s Work to completion.

(e)Landlord shall use its best efforts to substantially complete the portion of Landlord’s Work described in subparagraphs (viii), (ix) and (x) of Section 4.1(a) (the “Pad Preparation Work”) on or before January 31, 2003 (the “Pad Delivery Date”). If Landlord does not substantially complete construction of the Pad Preparation Work by the Pad Delivery Date, subject to delays by reason of force majeure, as described in Section 26.11 hereof, but in any event on or before March 1, 2003, Tenant shall have the right to terminate this Lease by giving Landlord written notice of termination prior to the date on which Landlord substantially completes the Pad Preparation Work.

(f)Landlord shall use its best efforts to complete the balance of Landlord’s Work on or before July 12, 2003, subject to delays by reason of events described in Section 26.11 hereof (the “Delivery Date”). If Landlord does not substantially complete construction of the balance of Landlord’s Work on or before the Delivery Date, subject to delays by reason of events described in Section 26.11 hereof, but in any event on or before August 11, 2003, then unless Tenant elects to extend the Rent Commencement Date pursuant to Section 4.1(g) hereof, Tenant shall, as liquidated damages for Landlord’s failure to complete Landlord’s Work on or before the Delivery Date, be entitled to three (3) days free rent for each 24-hour period beyond the Delivery Date until substantial completion of Landlord’s Work. In addition, if Landlord does not substantially complete construction of Landlord’s Work on or before the Delivery Date, subject to delays by reason of events described in Section 26.11, then Tenant shall provide Landlord with notice of same. If within ten (10) days after the date of Tenant’s notice, Landlord’s Mortgagee has not elected to assume control of Landlord’s Work and thereafter diligently prosecute Landlord’s Work to completion, Tenant shall have the right, but not the obligation, to assume control of Landlord’s Work and to proceed to complete Landlord’s Work with all reasonable dispatch. If Tenant elects to take over Landlord’s Work, Landlord shall reimburse Tenant for all costs incurred by Tenant in performing Landlord’s Work. Upon Tenant’s substantial completion of Landlord’s Work, Tenant shall provide Landlord with a detailed invoice of all costs incurred by Tenant to complete Landlord’s Work. Landlord shall reimburse Tenant for such costs within thirty (30) days after its receipt of said invoice from Tenant. If Landlord fails to reimburse Landlord as provided hereunder, Tenant may offset against the annual fixed rent provided hereunder, without any limitation as specified in Section 18.4, the sums due from Landlord plus interest thereon (compounded monthly) at the Prime Rate (as hereinafter defined) plus four percent (4%) per annum. If Tenant assumes control of Landlord’s Work, the liquidated damages provided in this Section 4.1(f) shall not extend for more than three (3) weeks after the date on which Tenant assumes control of Landlord’s Work (i.e., a maximum of sixty-three (63) days free rent for delays occurring from and after the date Tenant assumes control of Landlord’s Work).

(g)If Landlord’s Work is substantially completed between (i) the day after the earlier to occur of the Delivery Date or August 11, 2003, and (ii) December 13, 2003, inclusive, Tenant may, by written notice to Landlord, elect to extend the Rent Commencement Date until the earlier to occur of the Grand Opening Date or March 12, 2004. If Landlord substantially completes Landlord’s Work between December 14, 2003 and January 17, 2004, inclusive, Tenant may, by written notice to Landlord, elect to extend the Rent Commencement Date until the earlier to occur of the Grand Opening Date or April 16, 2004. If Landlord substantially completes Landlord’s Work between January 18, 2004, and May 22, 2004, inclusive, Tenant may, by written notice to Landlord, elect to extend the Rent Commencement Date until the earlier to occur of the Grand Opening Date or August 20, 2004. If Landlord substantially completes Landlord’s Work between May 23, 2004, and July 10, 2004, inclusive, Tenant may, by written notice to Landlord, elect to extend the Rent Commencement Date until the earlier to occur of the Grand Opening Date or October 8, 2004. The Rent Commencement Date shall not be made earlier under this Section 4.1(g).

(h)The date of completion of the Pad Preparation Work shall be the later to occur of (i) the date on which Landlord has obtained all of the Governmental Approvals (as defined in Section 26.18 hereof) or (ii) the date established by a certificate from Landlord’s civil engineer in the form of EXHIBIT C-1 attached hereto and made a part hereof that the Pad Preparation Work has been substantially completed and that Tenant’s building pad has been compacted in accordance with the requirements of this Lease.

(i)The date of substantial completion of Landlord’s Work shall be established and evidenced by a certificate of substantial completion executed by Landlord’s civil engineer confirming that Landlord’s Work has been substantially completed. Substantial completion shall be deemed to have been performed by Landlord when all of Landlord’s Work has been completed subject only to the completion of Landlord’s “punch list” items which do not interfere with Tenant’s use of the Building. Landlord shall complete all punchlist items within three (3) months after the date of substantial completion of Landlord’s Work, subject to delays by reason of events described in Section 26.11 and other events beyond Landlord’s control which may preclude Landlord from completing all punchlist items within said three (3) month period of time.

SECTION 4.2.

(a)Possession of the Premises shall be delivered by Landlord to Tenant upon substantial completion of the Pad Preparation Work. Prior to the Commencement Date, Tenant and its designees shall have the right to enter upon the Land to conduct inspections, studies and investigations of the Land; provided that such inspections, studies and investigations shall not unreasonably interfere with Landlord’s Work.

(b)Upon the completion by Landlord of the Pad Preparation Work, Tenant shall construct the Building in accordance with all applicable building codes and ordinances, and the Design Plans prepared by Tenant’s architect and approved by Landlord pursuant to this Section 4.2.

(c)The term “Design Plans” shall mean and include architectural drawings which identify (i) the exterior appearance, size and configuration of the Building, (ii) the roof, walls and structural components of the Building, (iii) the mechanical, electrical, plumbing and sprinkler systems for the Building, and (iv) the location of entrances and loading areas.

(d)Prior to the Commencement Date, Tenant shall submit the Design Plans to Landlord. Landlord shall have twenty (20) days from receipt of the Design Plans to review, approve or reject the same. If Landlord does not respond within twenty (20) days of receipt of the Design Plans, Landlord shall be deemed to have approved the Design Plans. Landlord shall not object to the Design Plans unless and to the extent the same are (i) inconsistent with a prototype Kohl’s department store building or the design criteria attached hereto as EXHIBIT C-2, or (ii) not in compliance with applicable laws, ordinances and codes. If Landlord timely raises a valid objection to the Design Plans, Landlord and Tenant shall negotiate in good faith to resolve any disagreement. If despite such good faith negotiations, Tenant is unable to secure Landlord’s approval of the Design Plans or Tenant is unable to secure a building permit and such other governmental approvals as are necessary to construct the Building within one hundred twenty (120) days after the date of this Lease, Tenant shall have the right to terminate this Lease by written notice to Landlord.

(e)Within thirty (30) days after the Commencement Date, Landlord shall pay to Tenant the sum of Seventy-Five Thousand Dollars ($75,000.00) to reimburse Tenant for architectural fees and other soft costs. In addition, Landlord shall pay all impact fees and assessments attributable to Tenant’s tenancy or to the construction of the Kohl’s Building or the development of the Premises.

(f)After completion of Tenant’s Work, Tenant shall deliver to Landlord three (3) sets of drawings for the Building marked to reflect “as-built” conditions and three (3) sets of the operations and maintenance manuals for the Building, if any, and Landlord shall pay to Tenant any incremental out-of-pocket costs incurred by Tenant in obtaining same.

SECTION 4.3. Tenant shall have the right to install within the Building all trade fixtures and equipment which Tenant, in its sole discretion, may deem necessary or desirable. Tenant shall select all personnel, labor, materials, equipment, services, utilities and other elements, enter into contracts therefor and determine and do any and all matters and things which

Tenant, in its sole discretion, shall deem necessary or advisable in connection with the construction and fixturing of the Building and related improvements (collectively, “Tenant’s Work”). Tenant’s Work shall be in substantial compliance with all laws (including but not limited to the Americans with Disabilities Act), ordinances, codes and regulations of all duly constitutional authorities. With respect to Tenant’s Work, Tenant shall indemnify Landlord against any loss, liability or claim arising out of (i) any mechanic’s liens filed against the Premises, and (ii) the negligence or intentional misconduct of Tenant or its employees, agents or contractors.

SECTION 4.4. Landlord hereby grants to Tenant, for use by Tenant and its servants, agents, employees and independent contractors, on or in connection with the Tenant’s Work, all necessary or appropriate rights of access, ingress and egress to and from the Land during the course of Tenant’s Work and the right to do all such other things as may be incidental to Tenant’s Work. During the course of Tenant’s Work, Landlord shall make available to those working on or in the Premises, for the parking of trucks and delivery vehicles for the storage of materials and for temporary structures and other matters incidental to construction, such portions of the Premises as may be required for the expeditious performance of Tenant’s Work. Tenant and Landlord shall cooperate reasonably with one another in all ways so that Tenant does not unreasonably interfere with the progress of Landlord’s Work, so that Landlord does not unreasonably interfere with the progress of the Tenant’s Work, and so that Landlord’s Work and Tenant’s Work may proceed as expeditiously as possible. In particular, Landlord shall make available to Tenant for use as a construction staging area the area designated on EXHIBIT B but Landlord shall have no obligation to maintain the staging area or the temporary construction access roads once delivered to Tenant. Tenant shall promptly repair any damage to the Land caused by Tenant’s Work.

SECTION 4.5 Landlord shall furnish Tenant with sufficient design data in the form of drawings, specifications, schedules and such other documents as Tenant shall reasonably request, of the Land and development of the Premises, to permit Tenant to review Landlord’s Work and coordinate Landlord’s Work with Tenant’s Work. Documents and information to be furnished to Tenant shall consist of, but shall not necessarily be limited to, the following materials:

(a)Boundary and topographical surveys.

(b)Zoning and subdivision information, including all planning and zoning board approvals and such other approvals as may be required by any governmental authority required for procurement of the necessary building permits to commence development of the Premises.

(c)Grading, drainage, and utility plans including plans for natural gas, electric and telephone service and water lines and storm and sanitary sewers, storm drains and retention and detention basins.

(d) Paving, parking and striping plans.

(e)Parking criteria and analysis which shall include the size and dimension of parking stalls, the maximum number of parking spaces to be located in the Common Area, ratios of the required minimum number of parking spaces per 1,000 square feet of Floor Area and the size of aisle widths and interior roadways upon the Premises.

(f)Sign Criteria as required by all applicable governmental authorities for signs to be located on the Premises.

(g)Soil test boring results and soil reports and evaluations.

(h)Storm drainage design data and approval requirements for both on site and off site improvements.

(i)Sewage drainage design data and approval requirements for both on site and off site improvements.

(j)Site lighting (including photometric plans) and landscaping plans.

(k)Traffic studies, traffic signal requirements.

(l)Utility design data and approval requirements.

SECTION 4.6. The term “Floor Area” as used in this Lease means, with respect to the Building, the actual number of square feet of floor space within the exterior walls of all floors, measured to the center lines of all common walls and the exterior sides of all exterior walls, including any basements used for retail sales, and including stairs, interior elevators, escalators, air conditioning and other interior equipment rooms; but excluding: (i) the following installations located outside of the exterior walls of the Building: loading docks and platforms, transformer vaults, utility or mechanical penthouses or utility enclosures; (ii) patio or outside selling areas which are not heated or air conditioned; (iii) any mezzanine space; and (iv) basement space not used for retail sales. Upon completion of the Tenant’s Work, Tenant’s architect shall certify to Landlord the exact Floor Area of the Premises.

SECTION 4.7.

(a)Landlord shall unconditionally warrant and guarantee Landlord’s Work against defective workmanship and material for a period of one (1) year from the date of substantial completion of Landlord’s Work. Landlord hereby assigns and transfers to Tenant (such assignment to be nonexclusive and coextensive with the rights of Landlord) the benefit of any and all assignable warranties and guarantees received by or given to Landlord by any architect, contractor, subcontractor, material supplier, equipment supplier or any other individual or entity which provided goods or services to Landlord in connection with Landlord’s Work. Without limiting the generality of the foregoing, Landlord shall obtain (i) from the paving contractor a five (5) year warranty for the paving of drives, parking lot, sidewalks and other hard-surfaced portions of the Common Area against faulty installation (including failures of base, sub-base or sub-grade), frost-heaving and settling and (ii) from all other contractors a minimum of a one (1) year warranty. Landlord hereby agrees to cooperate with Tenant to the extent necessary to enable Tenant to enforce any such warranty or guarantee assigned to Tenant hereunder.

(b)Tenant shall unconditionally warrant and guarantee Tenant’s Work against defective workmanship and material for a period of one (1) year from the date of substantial completion of Tenant’s Work. Tenant hereby assigns and transfers to Landlord (such assignment to be nonexclusive and coextensive with the rights of Tenant) the benefit of any and all assignable warranties and guarantees received by or given to Tenant by any architect, contractor, subcontractor, material supplier, equipment supplier or any other individual or entity which provided goods or services to Tenant in connection with Tenant’s Work. Without limiting the generality of the foregoing, Tenant shall obtain the warranties described in EXHIBIT C-2. Tenant hereby agrees to cooperate with Landlord to the extent necessary to enable Landlord to enforce any such warranty or guarantee assigned to Landlord hereunder.

SECTION 4.8.

(a)Landlord shall pay to Tenant the sum of Three Million Eight Hundred One Thousand Five Hundred Forty-Four and No/100 Dollars ($3,801,544.00) (the “Landlord Contribution”). The Landlord Contribution shall be payable in six (6) equal installments of Six Hundred Thirty-Three Thousand Five Hundred Ninety and 67/100 Dollars ($633,590.67) each in the manner hereinafter set forth.

(b)Landlord shall pay the first installment of the Landlord Contribution to Tenant within thirty (30) days after the date on which Tenant has delivered the following to Landlord:

(i)a sworn certificate of an authorized officer of Tenant certifying that construction of Tenant’s Work is one-sixth (1/6) complete; and

(ii)an undertaking executed by Tenant and substantially in the form of EXHIBIT C-3 attached hereto with respect to mechanic’s liens or possible mechanic’s liens arising out of Tenant’s Work.

Tenant shall permit the construction consultant engaged by Landlord’s mortgagee to inspect the progress of Tenant’s Work, and if the construction consultant has conclusive evidence that the sworn certificate furnished by Tenant is either fraudulent or is in gross error, Landlord shall not be obligated to pay the first installment of the Landlord Contribution until thirty (30) days after Tenant’s Work is one-sixth (1/6) complete. In addition, if the construction consultant engaged by Landlord’s mortgagee has conclusive evidence that the Building has not been constructed substantially in accordance with the Design Plans, Landlord may withhold from the first installment of the Landlord Contribution the sums reasonably required to correct such deficiencies, and the amount withheld shall be paid to Tenant along with the next installment due after the required corrections have been made.

(c)Landlord shall pay the second installment of the Landlord Contribution to Tenant within thirty (30) days after the date on which Tenant has delivered the following to Landlord:

(i)a sworn certificate of an authorized officer of Tenant certifying that construction of Tenant’s Work is one-third (1/3) complete; and

(ii)an undertaking executed by Tenant and substantially in the form of EXHIBIT C-3 attached hereto with respect to mechanic’s liens or possible mechanic’s liens arising out of Tenant’s Work.

Tenant shall permit the construction consultant engaged by Landlord’s mortgagee to inspect the progress of Tenant’s Work, and if the construction consultant has conclusive evidence that the sworn certificate furnished by Tenant is either fraudulent or is in gross error, Landlord shall not be obligated to pay the second installment of the Landlord Contribution until thirty (30) days after Tenant’s Work is one-third (1/3) complete. In addition, if the construction consultant engaged by Landlord’s mortgagee has conclusive evidence that the Building has not been constructed substantially in accordance with the Design Plans, Landlord may withhold from the second installment of the Landlord

Contribution the sums reasonably required to correct such deficiencies, and the amount withheld shall be paid to Tenant along with the next installment due after the required corrections have been made.

(d)Landlord shall pay the third installment of the Landlord Contribution to Tenant within thirty (30) days after the date on which Tenant has delivered the following to Landlord:

(i)a sworn certificate of an authorized officer of Tenant certifying that construction of Tenant’s Work is one-half (1/2) complete; and

(ii)an undertaking executed by Tenant and substantially in the form of EXHIBIT C-3 attached hereto with respect to mechanic’s liens or possible mechanic’s liens arising out of Tenant’s Work.

Tenant shall permit the construction consultant engaged by Landlord’s mortgagee to inspect the progress of Tenant’s Work, and if the construction consultant has conclusive evidence that the sworn certificate furnished by Tenant is either fraudulent or is in gross error, Landlord shall not be obligated to pay the third installment of the Landlord Contribution until thirty (30) days after Tenant’s Work is one-half (1/2) complete. In addition, if the construction consultant engaged by Landlord’s mortgagee has conclusive evidence that the Building has not been constructed substantially in accordance with the Design Plans, Landlord may withhold from the third installment of the Landlord Contribution the sums reasonably required to correct such deficiencies, and the amount withheld shall be paid to Tenant along with the next installment due after the required corrections have been made.

(e)Landlord shall pay the fourth installment of the Landlord Contribution to Tenant within thirty (30) days after the date on which Tenant has delivered the following to Landlord:

(i)a sworn certificate of an authorized officer of Tenant certifying that construction of Tenant’s Work is two-thirds (2/3) complete; and

(ii)an undertaking executed by Tenant and substantially in the form of EXHIBIT C-3 attached hereto with respect to mechanic’s liens or possible mechanic’s liens arising out of Tenant’s Work.

Tenant shall permit the construction consultant engaged by Landlord’s mortgagee to inspect the progress of Tenant’s Work, and if the construction consultant has conclusive evidence that the sworn certificate furnished by Tenant is either fraudulent or is in gross error, Landlord shall not be obligated to pay the fourth installment of the Landlord Contribution until thirty (30) days after Tenant’s Work is two-thirds (2/3) complete. In addition, if the construction consultant engaged by Landlord’s mortgagee has conclusive evidence that the Building has not been constructed substantially in accordance with the Design Plans, Landlord may withhold from the fourth installment of the Landlord Contribution the sums reasonably required to correct such deficiencies, and the amount withheld shall be paid to Tenant along with the next installment due after the required corrections have been made.

(f)Landlord shall pay the fifth installment of the Landlord Contribution to Tenant within thirty (30) days after the date on which Tenant has delivered the following to Landlord:

(i)a sworn certificate of an authorized officer of Tenant certifying that construction of Tenant’s Work is five-sixths (5/6) complete; and

(ii)an undertaking executed by Tenant and substantially in the form of EXHIBIT C-3 attached hereto with respect to mechanic’s liens or possible mechanic’s liens arising out of Tenant’s Work.

Tenant shall permit the construction consultant engaged by Landlord’s mortgagee to inspect the progress of Tenant’s Work, and if the construction consultant has conclusive evidence that the sworn certificate furnished by Tenant is either fraudulent or is in gross error, Landlord shall not be obligated to pay the fifth installment of the Landlord Contribution until thirty (30) days after Tenant’s Work is five-sixths (5/6) complete. In addition, if the construction consultant engaged by Landlord’s mortgagee has conclusive evidence that the Building has not been constructed substantially in accordance with the Design Plans, Landlord may withhold from the fifth installment of the Landlord Contribution the sums reasonably required to correct such deficiencies, and the amount withheld shall be paid to Tenant along with the next installment due after the required corrections have been made.

(g)Landlord shall pay the balance of the Landlord Contribution to Tenant within thirty (30) days after the later to occur of the Grand Opening Date and the date on which Tenant has delivered the following to Landlord:

(i)a copy of the certificate of occupancy issued for the occupancy of the Building, if certificates of occupancy are customarily issued by the City of Tucson;

(ii)an undertaking executed by Tenant and substantially in the form of EXHIBIT C-3 attached hereto with respect to mechanic’s liens or possible mechanic’s liens arising out of Tenant’s Work; and

(iii)a certificate from Tenant’s architect or contractor certifying that Tenant’s Work has been substantially completed.

(h)The installments of the Landlord Contribution may be sent to Tenant by overnight delivery service or by wire transfer of immediately available funds pursuant to instructions to be provided by Tenant. If Landlord shall fail to pay any installment of the Landlord Contribution to Tenant on or before the due date therefor, the past due installments of Landlord Contribution shall bear interest at a rate equal to the Prime Rate (as hereinafter defined) plus four percent (4%) per annum, compounded monthly. Funds received on account of the Landlord Contribution shall be applied first to interest accrued on the past due installments, then to past due installments and then to current installments. Tenant shall have the right to offset the amount of any past due sums under this Section 4.8 and the interest thereon as aforesaid against the entire annual fixed rent and other sums and charges due to Landlord under this Lease, without any limitation as specified in Section 18.4, until the past due installments and the interest thereon are paid in full. The sums offset shall be applied first to interest accrued on the past due installments, then to past due installments and then to current installments.

(i)For purposes of this Lease, Tenant shall be deemed to be constructing the Building for Landlord as Landlord’s contractor and the payment of the Landlord Contribution to Tenant shall be the sole compensation due to Tenant for the construction of the Building. As a result, title to the Building shall vest in Landlord at the time the Building is constructed, subject to payment of the Landlord Contribution, and the Building shall be deemed to be property leased to Tenant as part of the Premises under the terms and conditions of this Lease.

ARTICLE V

RENT

SECTION 5.1.

(a)Commencing with the Rent Commencement Date and throughout the remainder of the initial Term, Tenant shall pay to Landlord an annual fixed rent at a rate of Eight Hundred Sixty-six Thousand Three Hundred Ninety-eight and No/100 Dollars ($866,398.00) per year.

(b)If Tenant exercises its first option to extend the Term, then during the first extension term, Tenant shall pay to Landlord an annual fixed rent at a rate of Nine Hundred Thirty-one Thousand Three Hundred Seventy-eight and No/100 Dollars ($931,378.00) per year.

(c)If Tenant exercises its second option to extend the Term, then during the second extension term, Tenant shall pay to Landlord an annual fixed rent at a rate of One Million One Thousand Two Hundred Thirty-two and No/100 Dollars ($1,001,232.00) per year.

(d)If Tenant exercises its third option to extend the Term, then during the third extension term, Tenant shall pay to Landlord an annual fixed rent at a rate of One Million Seventy-six Thousand Three Hundred Twenty-four and No/100 Dollars ($1,076,324.00) per year.

(e)If Tenant exercises its fourth option to extend the Term, then during the fourth extension term, Tenant shall pay to Landlord an annual fixed rent at a rate of One Million One Hundred Fifty-seven Thousand Forty-eight and No/100 Dollars ($1,157,048.00) per year.

(f)If Tenant exercises its fifth option to extend the Term, then during the fifth extension term, Tenant shall pay to Landlord an annual fixed rent at a rate of One Million Two Hundred Forty-three Thousand Eight Hundred Twenty-seven and No/100 Dollars ($1,243,827.00) per year.

(g)If Tenant exercises its sixth option to extend the Term, then during the sixth extension term, Tenant shall pay to Landlord an annual fixed rent at a rate of One Million Three Hundred Thirty-seven Thousand One Hundred Fourteen and No/100 Dollars ($1,337,114.00) per year.

(h)If Tenant exercises its seventh option to extend the Term, then during the seventh extension term, Tenant shall pay to Landlord an annual fixed rent at a rate of One Million Four Hundred Thirty-seven Thousand Three Hundred Ninety-seven and No/100 Dollars ($1,437,397.00) per year.

(i)If Tenant exercises its eighth option to extend the Term, then during the eighth extension term, Tenant shall pay to Landlord an annual fixed rent at a rate of One Million Five Hundred Forty-five Thousand Two Hundred Two and No/100 Dollars ($1,545,202.00) per year.

(j)The annual fixed rent payable under this Section 5.1 shall be payable to Landlord in equal, monthly installments in advance, on or before the first (1st) day of each month, at the address for Landlord set forth in Section 26.9 hereof or at such other address as Landlord shall from time to time designate by notice to Tenant.

(k) If the Rent Commencement Date is other than the first day of a calendar month, Tenant shall pay on or before the first day of the calendar month immediately following the month in which the Rent Commencement Date occurs a pro rata portion of the monthly installment of annual fixed rent for such partial month (prorated on a per diem basis).

ARTICLE VI

MAINTENANCE OF COMMON AREA AND OPERATION OF SHOPPING CENTER

SECTION 6.1. The term “Common Area” as used in this Lease shall have the same meaning as set forth in the Home Depot REA.

SECTION 6.2. Landlord hereby grants to Tenant, during the Term, for the benefit of Tenant, Tenant’s licensees and concessionaires, and their respective officers, agents and employees, and their respective customers, invitees, business guests and visitors, the non-exclusive right to use in accordance with the terms of the Home Depot REA, for their intended purposes, all of the Common Area as such areas may be constituted from time to time. The rights hereby granted with respect to the Common Area shall constitute easements appurtenant to the Premises and a servitude upon the Land. The benefit and the burden of such easements shall run with and bind the Land.

SECTION 6.3.

(a)From and after the later to occur of the Delivery Date or the date of substantial completion of Landlord’s Work and continuing throughout the remainder of the Term, Tenant shall, at no cost or expense to Landlord, police and maintain the Common Area of the Land or cause the Common Area of the Land to be policed and maintained at all times in accordance with the standard set forth in the Home Depot REA (and to keep the Common Area of the Land in operation except as may be required to maintain in the required condition, order and repair). Tenant shall have no obligation to maintain any other land outside of the Land. Nothing in this Section 6.3(a) shall limit the obligations of Landlord under Section 11.1 hereof.

(b)The Outlot Declaration will require the Occupant (as defined in the Outlot Declaration) of the Outlot to make payments to Landlord to compensate Landlord for the cost of maintaining portions of the Common Area located on the Land that benefit the Outlot (the “Outlot Contribution”), but will also provide that, so long as the Premises is being operated as a Kohl’s department store, the Occupant of the Outlot shall pay the Outlot Contribution directly to Tenant. Landlord shall pay to Tenant the amount of any such payments received by Landlord during the Term immediately after Landlord receives payment therefor from the Occupant of the Outlot; if Landlord or an affiliate of Landlord is an Occupant of the Outlot, Landlord shall pay to Tenant the required sum within thirty (30) days after the date such sum is payable to Landlord under the Outlot Declaration.

(c)In the event that Landlord shall fail to pay any amount due Tenant under this Section 6.3, Tenant shall have the right to offset the unpaid amount against the annual fixed rent due hereunder without any limitation as set forth in Section 18.4 hereof.

SECTION 6.4. Landlord shall not, without the prior written consent of Tenant, which consent may be withheld in Tenant’s sole discretion, do the following:

(i)make any change to the Building except as otherwise provided in this Lease;

(ii)close, restrict or otherwise alter the entrances to the Premises except to the extent that Landlord is required to do so to comply with the requirements of a governmental agency having jurisdiction over the Premises or access to the Premises (i.e., no alternative means of compliance is available to Landlord);

(iii)change the size, configuration and/or location of the parking areas and access drives of the Premises except to the extent that Landlord is required to do so to comply with the requirements of a governmental agency having jurisdiction over the Premises or access to the Premises.

SECTION 6.5. Tenant acknowledges that this Lease and all rights of Tenant hereunder and with respect to the Premises and the Common Area are subject and subordinate to the terms, conditions and provisions of the Home Depot REA and any further amendment, modification or extension hereafter made subject to the limitation set forth in the succeeding sentence. Throughout the Term, Landlord shall not agree to any modification, alteration, amendment or voluntary termination of the Home Depot REA or the Outlot Declaration, nor shall Landlord grant any approval under the Home Depot REA or the Outlot Declaration, without the prior written consent of Tenant, which consent shall not be unreasonably withheld or delayed.

SECTION 6.6.

(a)Subject to municipal approval and compliance with the terms and conditions of the Home Depot REA, Tenant shall have the right to install one or more signs on the exterior walls of the Building in accordance with the specifications set forth in EXHIBIT H attached hereto. Notwithstanding any contrary provision in EXHIBIT H, Landlord hereby approves and consents to Tenant’s exterior signage described on EXHIBIT H-1.

(b)Pursuant to the terms of the Home Depot REA, Home Depot is erecting electrically illuminated pylon signs at the locations set forth on EXHIBIT B, in accordance with the drawings attached hereto as EXHIBIT H-2 (collectively, the “Pylon Signs”), and Tenant shall have the right to install Tenant’s sign panels thereon in accordance with the terms of the Home Depot REA.

Landlord shall not agree to any alteration or modification of the Pylon Signs or construct any additional pylon signs or monument signs within the Premises. Tenant shall be responsible for the fabrication, installation, maintenance, repair and replacement of Tenant’s sign panels as set forth in the Home Depot REA. Notwithstanding anything to the contrary contained in EXHIBIT H-2, but subject to applicable laws, ordinances and codes and the Home Depot REA, Tenant shall have the unqualified right to use its prototype sign panel and colors as the same may exist from time to time.

ARTICLE VII

TAXES

SECTION 7.1. Throughout the Term (except the portion of the Term occurring prior to the Rent Commencement Date), Tenant shall pay, or cause to be paid, all that portion of real estate taxes which shall be assessed and levied during the Term and any renewal thereof (except for the portion of the Term occurring prior to the Rent Commencement Date) against the Land and the improvements thereon properly allocated (“Tenant’s Allocable Share”) to Tenant. Landlord shall use commercially reasonable efforts to cause the Land to be separately assessed for real estate tax purposes (including, without limitation, the subdivision of the Land into a separately subdivided lot). For all tax years during the Term for which the Land is separately assessed for real estate tax purposes, Tenant shall pay directly to the taxing authority, on or before the due date therefor, one hundred percent (100%) of the real estate taxes levied and assessed upon the Premises and Tenant shall have no further liability to Landlord for the payment of real estate taxes assessed and levied upon any other portion of the Land or the improvements thereon for such years. If the Land is not separately assessed, Tenant’s Allocable Share of real estate taxes assessed against the Land or the improvements thereon shall be determined from notes and records maintained by the tax assessor for the municipality charged with the responsibility for real estate tax assessment of the Premises as to the value of Land. If no notes or records are maintained by the tax assessor as to Land or if such notes or records are inconclusive as to the value of the Land, Tenant’s Allocable Share of real estate taxes assessed against the Land and the improvements thereon shall be equal to the sum of (a) the real estate taxes assessed against the land in the Premises multiplied by a fraction, the numerator of which is the square footage of the land in the Land and the denominator of which is the total square footage of the land in the larger tax parcel in which the Premises are situated; and (b) the real estate taxes assessed against the improvements in the larger tax parcel multiplied by a fraction, the numerator of which is the Floor Area of the Building and the denominator of which is the Floor Area of all buildings in the larger tax parcel.

SECTION 7.2. If the Land is not separately assessed, Tenant shall pay Tenant’s Allocable Share of such real estate taxes to Landlord within thirty (30) days after receipt by Tenant of Landlord’s itemized statement showing the real estate taxes due and the calculation of Tenant’s Allocable Share thereof, but in no event shall Tenant be required to make any such payment more than ten (10) days prior to the date such tax is required to be paid without penalty to the taxing authority; and provided, further, that if such real estate taxes may be paid on an installment basis, Tenant shall not be required to pay more than Tenant’s Allocable Share of the installment then due. All such payments shall be held by Landlord in trust solely for the purpose of paying real estate taxes on the Land and improvements constituting the Premises and for no other purpose. The term “real estate taxes” as used in this Section shall not include any capital stock, franchise, estate, inheritance, devolution, succession, transfer, gift or income tax or tax of a similar nature which is or may become payable by Landlord or which may be imposed against Landlord or against the rents payable hereunder or upon the income or profits of Landlord by reason of any law now in force or hereafter enacted. The term “real estate taxes” shall, however, include special assessments which are not attributable to Landlord’s Work or otherwise attributable to work commenced prior to the Rent Commencement Date and, if payable in installments, shall be charged against Tenant’s Allocable Share of taxes only to the extent such installments are payable during the Term commencing with the Rent Commencement Date. Notwithstanding the foregoing, the term “real estate taxes”, as used in this Lease shall include (i) any taxes based upon rents received by Landlord under this Lease (“Rent Tax”) hereafter enacted if such taxes are enacted specifically in substitution for or specifically in addition to real estate taxes (provided, however, that if the amount or rate of such Rent Tax levied against the income of Landlord as a substitute for such real estate taxes shall be increased by reason of any other income, receipts or property owned by Landlord, then and in that event, Tenant shall not be obligated to pay such increased amount, but only such Rent Tax as Landlord would be obligated to pay in case Landlord derived no income from any source other than the Premises and owned no property other than the Premises), and (ii) any sales tax privilege tax on the rent payable by Landlord to Secondary Ground Lessor under the Secondary Ground Lease, but only to the extent the payment of such tax is an obligation of (i) Landlord pursuant to the terms of the Secondary Ground Lease, and (ii) Secondary Ground Lessor pursuant to the terms of the Primary Ground Lease. For any partial tax year falling within the Term, real estate taxes shall be prorated based on the number of days in such tax period falling within the Term (excluding portions of the Term occurring prior to the Rent Commencement Date).

SECTION 7.3. Throughout the Term, Landlord shall, except as otherwise provided herein, pay, or cause to be paid, all real estate taxes, assessments and other taxes, duties and charges in the same category imposed by any governmental or public authority which shall be assessed or levied against the Premises or any part thereof or any buildings or other improvements thereon or any appurtenances thereto or fixtures (other than Tenant’s trade fixtures) therein or any tax, charge or duty which may be imposed, levied or be or become a charge in lieu of any such present tax, charge or duty (herein collectively called “taxes”). All such taxes shall be paid before they become delinquent and Landlord agrees to exhibit to Tenant receipted bills or other evidence of payment of such taxes from time to time at Tenant’s request.

SECTION 7.4. Tenant may contest in good faith by appropriate proceedings, or in any other manner permitted by law, at Tenant’s expense, in Landlord’s name, any taxes assessed or levied against the Land (or against the Land and the improvements thereon if the Land is not separately assessed) and Landlord agrees to cooperate with Tenant and to execute any documents reasonably required for such purpose. If the Land is not separately assessed, Tenant shall deliver written notice to Landlord advising Landlord that Tenant intends to contest such taxes and request Landlord’s participation in the cost of the contest. Landlord shall be deemed to have elected to participate in the cost of the contest unless within fifteen (15) days after Landlord’s receipt of Tenant’s notice, Landlord delivers written notice to Tenant declining to participate in the cost of the contest. Such contest may include appeals from any judgments, decrees or orders until a final determination shall be made by a court or governmental department or authority having final jurisdiction in the matter. Notwithstanding such contest, Tenant shall pay such taxes not later than sixty (60) days before the Land, or any portion thereof, may become subject to a sale by governmental authority by reason of the nonpayment thereof, and in time to avoid acceleration of the due date of any mortgage by reason of such nonpayment. Upon the final determination of any such contest by a court or governmental department or authority having final jurisdiction in the matter, Tenant shall pay the same, together with such fines, interest, penalties, costs and charges as may, in accordance with such determination, be payable in connection therewith. Any tax refund received in connection with such contest shall belong to Tenant less reasonable costs, expenses and out of pocket attorneys’ fees, if any, paid by Landlord or by Landlord’s mortgagees and less any sums for taxes paid by Landlord or Landlord’s mortgagee pursuant hereto. All costs, fees and expenses (including reasonable attorneys’ fees) actually incurred and paid by Tenant in connection with such contest, shall be borne by Tenant. Notwithstanding the foregoing, if the Land is not a separately assessed parcel, then (a) if Landlord elects or is deemed to have elected to participate in the cost of the contest, then (i) Tenant shall be responsible for only Tenant’s Allocable Share of the costs and expenses referred to in this Section 7.4 and Landlord shall be responsible for the remainder of such costs and expenses, and (ii) Tenant shall be entitled to only Tenant’s Allocable Share of the refund received and Landlord shall be entitled to the remainder of such refund and (b) if Landlord declines to participate in the cost of the contest, then (i) Tenant shall be responsible for all costs and expenses referred to in this Section 7.4 and Landlord shall have no responsibility for such costs and expenses; and (ii) Tenant shall be entitled to the entire refund or reduction with respect to the larger tax parcel and Landlord shall not be entitled to any portion thereof.

SECTION 7.5. Written evidence of the payment of real estate taxes and assessments shall be furnished by Tenant to Landlord and Landlord’s mortgage lender upon written request therefor.

ARTICLE VIII

RIGHT OF ENTRY

SECTION 8.1. Landlord, Primary Ground Lessor and Landlord’s mortgage lender reserve the right to enter the Premises during normal business hours upon at least forty-eight (48) hours prior written notice to Tenant to inspect the same. Landlord further reserves the right, upon at least forty-eight (48) hours prior written notice to Tenant (except in the case of emergencies, in which event Landlord shall only be obligated to give such notice as is practical under the circumstances), to enter the Premises for the purpose of maintaining, repairing or replacing those portions of the Premises for which Landlord is responsible hereunder and for the purpose of performing any obligations of Tenant hereunder, if any, which Tenant has failed to perform; provided that such entry to the full extent practicable shall be limited to such times as Tenant is not open for business with the public and provided, further, that access to the Premises shall not be denied Tenant nor shall the business of Tenant be interfered with unreasonably. If any maintenance, repairs or replacements to the foundation or structural components of the improvements comprising the Premises shall be so extensive that, in Tenant’s reasonable discretion, it is not commercially practicable for Tenant to conduct business upon all or any portion of the Premises, then unless the maintenance, repairs or replacements are required as a result of Tenant’s negligence, there shall be a just abatement of rent for the period during which Tenant’s business is so interrupted.

ARTICLE IX

UTILITIES

SECTION 9.1. Commencing on the Commencement Date and continuing through the expiration of the Term or earlier termination of this Lease, Tenant agrees to pay directly to the respective utility company all charges for water, natural gas, electricity and other utility services furnished to or consumed by Tenant in the Premises. Landlord shall, as part of Landlord’s Work, cause separate meters to be installed for the furnishing of all utilities to the Building. Tenant’s obligations under this Article IX shall survive the expiration or sooner termination of this Lease.

ARTICLE X

INSURANCE AND RESTORATION

SECTION 10.1. Tenant, at all times during the Term, shall cause the Building to be insured against loss or damage by fire, lightning, and such other risks as are from time to time included in “all risks” endorsements in the State of Arizona, in an amount and form so that the proceeds thereof are sufficient to provide for actual replacement in full of the Building (said amount may exclude foundation and excavation costs and costs of underground flues, pipes and drains), as part of one or more policies of insurance. Landlord and Landlord’s mortgagees shall be named as additional loss payees on the insurance obtained by Tenant under this Section 10.1.

SECTION 10.2. Commencing with the date Tenant or Landlord executes this Lease, whichever is later, Tenant agrees, at no expense to Landlord, to maintain or cause to be maintained commercial general public liability insurance against claims for contractual liability as well as personal injury or death and property damage occurring upon, in or about the Premises and the Common Area, such insurance in each case to afford protection to the limit of not less than $5,000,000 for combined single limit for personal injuries, including bodily injury or death (which limit may be included in an excess lines policy), and property damage to any number of persons arising out of any one occurrence.

SECTION 10.3. All insurance provided for in this Article X shall be effected under valid and enforceable policies issued by insurers of recognized responsibility with a minimum A. M. Best Company, Inc. (or any successor rating organization) general policyholder’s Rating of A-/X or better, which shall contain a deductible of no more than $100,000.00 per occurrence and shall be primary and noncontributing. Each party shall provide self-insurance for any deductible carried by such party. Any insurance required to be maintained by Tenant may be self-insured in whole or in part if Tenant shall then have and thereafter maintain a net worth of at least $100,000,000. Any insurance required to be maintained by Landlord or Tenant hereunder may be taken out under a blanket insurance policy or policies covering other premises, property or insureds in addition to the Premises and the parties hereto, provided such policy or policies otherwise comply with this Article X and provide for a minimum limit available to the Premises equal to the insurance amounts required hereunder. If Tenant shall elect to self-insure, Landlord shall have all the benefits provided in this Article X that it would have if Tenant carried the required insurance with no deductible. The original of the initial policies or renewal policies, if any, shall be delivered to the named insured and certificates thereof shall be delivered to the each additional insured and its mortgagee. In the case of self-insurance, a certificate stating Tenant has elected to self-insure, and if the information is not publicly available, an affidavit of net worth signed by an officer of Tenant, as the case may be, shall be delivered to Landlord and Landlord’s mortgagee. Any liability insurance required to be maintained by a party hereunder shall name the other party and the other party’s mortgagees as additional insureds as their respective interests may appear. Any policy required by this Article shall provide that such policy shall not be cancelled or materially changed without at least thirty (30) days prior written notice to the other party and the other party’s mortgagee. If either party fails to maintain insurance in accordance with the provisions of this Article and fails to correct such default after reasonable notice from the other party, the non-defaulting party may purchase such insurance for the defaulting party and the defaulting party shall pay the cost thereof and the interest thereon. Notwithstanding anything to the contrary contained in this Lease, Tenant may self insure only if Tenant (or any guarantor of Tenant’s obligations hereunder) has a Moody’s Investors Service rating of “Baa2” or better (or comparable National Statistical Rating Organization rating).

SECTION 10.4. In the event of damage to or destruction of the whole or any substantial part of the improvements comprising the Premises by fire or any other casualty during the Term, such that it would be commercially unreasonable or unfeasible for Tenant, in Tenant’s reasonable discretion, to conduct its business upon the Premises, a just proportion of Tenant’s rent due under this Lease reflecting the adverse effect on Tenant shall be suspended and abated until the damaged portion of the Premises is rebuilt and refixtured. Except as otherwise provided in Section 10.5 hereof, in the event of damage to or destruction of the whole or any substantial part of the improvements comprising the Premises by fire or any other casualty during the Term, Tenant shall repair and restore such improvements to the same condition as existed immediately prior to the date of such casualty. All proceeds of insurance Tenant receives from insurers pursuant to this Article X shall be made available to Tenant for purposes of repair and restoration of the Premises pursuant to this Section 10.4; provided, however, if Tenant fails to perform the repairs and restoration as required by this Section 10.4 and Landlord elects to perform same pursuant to Section 18.2(c) hereof, the unused proceeds of insurance Tenant receives from insurers pursuant to this Article X shall be made available to Landlord for purposes of repair and restoration. All such repairs and restoration shall be performed in a commercially reasonable time and in a manner and quality consistent with the terms and conditions of this Lease.

SECTION 10.5. Notwithstanding anything contained herein to the contrary, if more than thirty-three percent (33%) of the Floor Area of the Building is damaged or destroyed by fire or other casualty and the time to restore the damage or destruction (as reasonably estimated by an independent architect or engineer acceptable to Tenant and Landlord) is greater than two hundred seventy (270) days (subject to matters referred to in Section 26.11), then Tenant shall have the right to terminate this Lease by giving Landlord written notice of such termination within forty-five (45) days after the date of such casualty, specifying a termination date of at least thirty (30) days and not more than ninety (90) days after the date of Tenant’s notice of termination. If Tenant terminates this Lease pursuant to this Section 10.5, Tenant shall make all insurance proceeds relating to the casualty to the Premises available to Landlord within fifteen (15) days after receipt of same from the insurer. If Tenant does not give notice of termination within such forty-five (45) day period, Tenant shall be deemed to have waived such right of termination and Tenant shall repair and restore the Premises in accordance with the terms hereof.

ARTICLE XI

REPAIRS, ALTERATIONS, IMPROVEMENTS AND REPLACEMENTS

SECTION 11.1. Upon the expiration of the one (1) year warranty period described in Section 4.7(b) hereof, and continuing throughout the remainder of the Term, Landlord, at Landlord’s sole expense, shall keep the foundation, roof joists, roof decking, roof membrane and all structural components of the Building in good condition and shall be responsible for any and all maintenance, repairs and/or replacements thereof; provided, however, Landlord shall not be responsible for latent defects in the design or construction of the Building or for repairs resulting from the negligence of the architect who designed the Building or the contractor who constructed the Building. All repairs and replacements made pursuant to this Section shall be at least equal in quality and workmanship to the original work. Any and all repairs and/or replacements required due to casualty or condemnation shall be governed by the provisions of Article X and XVII hereof. Landlord shall be responsible for all replacements (but not regular maintenance or seal coating) to all hard-surfaced Common Area on the Land; provided, however, Tenant shall, at its sole cost and expense, repair all damage caused to the Building or Common Area on the Land by Tenant’s construction activities or Tenant’s alterations to or expansion of the Premises.

SECTION 11.2. Except as set forth in Section 11.1, hereof, and subject to the provisions of Section 10.5 and Sections 17.3 and 17.4, hereof, Tenant shall, at its sole expense, keep the Building in good condition and repair and shall be responsible for any and all maintenance and repairs thereto, ordinary wear and tear excepted. Without limiting the generality of the foregoing, Tenant shall be responsible for exterior painting, for minor roof repairs (i.e., those roof repairs which cost less than Fifteen Thousand Dollars ($15,000.00) to complete), for all repairs required as a result of the negligence of Tenant or Tenant’s agents, employees or contractors, for the maintenance and repair of the heating, ventilating and air-conditioning system for the Building and for the sprinkler, plumbing and electrical systems serving the Building. All repairs and replacements made pursuant to this Section shall be at least equal in quality and workmanship to the original work.

SECTION 11.3. At its own expense, Tenant may, at any time and from time to time during the Term, make any alterations, changes and improvements to the Building, provided that Tenant shall make no structural or exterior changes in the Building or any roof membrane penetrations or any changes to the exterior of the Building without the consent of Landlord; provided, however, Landlord’s consent shall not be required if (i) the structural integrity of the Building and roof is not materially adversely affected; (ii) there is no materially adverse impact upon the warranties for the roof of the Building and the warranties for other components of the Building for which Landlord is responsible to maintain and repair); (iii) the alterations are of equal or greater quality to the materials and workmanship used in the existing Building; (iv) all alterations are made in compliance with governmental rules and regulations; and (v) there is no reduction in the fair market value of the Building.

SECTION 11.4. Landlord shall cooperate with Tenant in securing any building or other permits or authority necessary from time to time for any repair, alteration, change or improvement required or permitted to be performed by Tenant in, on, to or of the Premises. Subject to Tenant’s obligations under Section 16.1 hereof and the rights of any insurance company providing the insurance required hereunder, all salvage work done at any time by Tenant pursuant to the provisions of this Article XI shall belong to Tenant who shall not be accountable therefor to Landlord. Any repair, alteration, change or improvement shall be executed in a good and workmanlike manner in accordance with all applicable regulations and requirements of any state or local government.

SECTION 11.5. Any provision of this Lease to the contrary notwithstanding, during the course of any replacement, restoration, alteration, expansion, improvement or repair of or to the Premises, Tenant, its independent contractors and suppliers, and their respective servants, agents and employees, may use the parking areas adjacent to or in the vicinity of the Premises for the parking of contractors’ and materialmen’s trucks and delivery vehicles, storage of materials, temporary structures and other matters incidental to construction.

SECTION 11.6. Subject to compliance with the Home Depot REA, Tenant shall have the right at any time upon ninety (90) days prior written notice to Landlord to construct at Tenant’s sole cost and expense, an expansion to the Premises and the Building on that portion of the Land shown on EXHIBIT B as “Expansion Area”, consisting of approximately twenty thousand (20,000) square feet of Floor Area (the “Expansion Area”). Prior to undertaking any construction activities in the Expansion Area, Tenant shall provide Landlord with Tenant’s plans and specifications for the expansion of the Building (the “Expansion Plans”). Landlord shall have thirty (30) days to approve the Expansion Plans, which approval shall not be withheld if (i) the Expansion Plans are in accordance with all applicable governmental rules and regulations; (ii) the Expansion Plans are architecturally harmonious with the then existing Building; and (iii) the Expansion Plans do not damage the structural integrity of the Building or the roof of the Building. Tenant shall undertake such work in accordance with good engineering practices using first-class workmanship and materials. Landlord shall, at no cost to Landlord, cooperate with Tenant in obtaining building permits for the Expansion Plans. Upon substantial completion of the expansion to the Premises and the Building, the expansion shall become a part of the Premises and the Building.

ARTICLE XII

TRADE FIXTURES

SECTION 12.1. Tenant may at any time during the Term install upon the Premises any and all trade fixtures and operating equipment which Tenant may deem necessary or advisable in connection with the conduct of its business. Any and all of such fixtures and equipment may at any time and from time to time during the Term be removed by Tenant from the Premises and Tenant agrees to repair, at its expense, any damage caused to the Premises by reason of such removal. Any personal property not removed from the Premises at the time Tenant surrenders possession of the Premises to Landlord shall be deemed abandoned by Tenant and shall become the property of Landlord.

SECTION 12.2. Tenant may plan, design, construct, supervise and maintain upon the roof and/or the exterior of the Premises any air-conditioning and electrical equipment, alarm bells and equipment, antennas, satellite dishes and similar facilities (collectively, “Facility”) which may protect or service the Premises, provided that the same do not impair the structural integrity of the Premises nor penetrate the roof membrane, are reasonably screened from public view and comply with all applicable governmental codes, ordinances, rules, regulations and laws. Any Facility which shall be so installed or erected shall, unless and until Tenant shall remove the same, be maintained by Tenant at Tenant’s own cost and expense and shall be removed by Tenant and any damage to the Premises repaired, at Tenant’s expense, upon the expiration or earlier termination of the Term.

ARTICLE XIII

SUBORDINATION/NON-DISTURBANCE

SECTION 13.1. Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any first mortgage hereafter placed upon Landlord’s interest in the Premises; provided, however: (a) no default by Landlord under any such mortgage shall affect Tenant’s rights under this Lease, so long as Tenant pays all monetary obligations and performs all material nonmonetary obligations imposed upon Tenant hereunder; and (b) this Lease shall not become subordinate to such mortgage until the mortgagee shall execute a Subordination, Non-Disturbance and Attornment Agreement substantially in the form as set forth in EXHIBIT E attached hereto. At or prior to the date of Landlord’s Notice of Commencement, Landlord shall cause to be delivered to Tenant a separate Subordination, Non-Disturbance and Attornment Agreement substantially in the form as that attached hereto as EXHIBIT E for each mortgage or deed of trust shown on the title insurance commitment delivered to Tenant in accordance with Section 15.6 hereof, duly executed by the holder of each such mortgage or deed of trust. Upon the request of Landlord, Tenant shall, within thirty (30) days of the date of such written request, execute and deliver to Landlord without charge, the Subordination, Non-Disturbance and Attornment Agreement attached hereto as EXHIBIT E.

SECTION 13.2. Within thirty (30) days after the date of this Lease, Landlord shall cause Primary Ground Lessor and Secondary Ground Lessor to execute and deliver to Tenant a Ground Lessor Non-Disturbance Agreement substantially in the form as that attached hereto as EXHIBIT E-1 and EXHIBIT E-2, respectively.

ARTICLE XIV

ASSIGNMENT AND SUBLETTING

SECTION 14.1. Tenant may assign this Lease or sublet the whole or any part of the Premises, but if it does so, it shall remain liable and responsible for all obligations of Tenant under this Lease.

ARTICLE XV

QUIET ENJOYMENT, REPRESENTATIONS AND TITLE INSURANCE

SECTION 15.1. Landlord covenants, warrants and represents to Tenant that it has full right and power to execute and perform this Lease and to grant the estate demised herein, and Landlord further covenants that Tenant shall peaceably and quietly have, hold and enjoy the Premises and all rights, easements, appurtenances and privileges belonging or in any way appertaining thereto, during the full Term, free and clear of all liens and encumbrances except the Permitted Encumbrances (as defined in Section 15.6 hereto).

SECTION 15.2. Within thirty (30) days after the date of this Lease, Landlord shall deliver to Tenant an environmental assessment report for the Premises (“Environmental Report”), analyzing the existence or likelihood of existence of any Hazardous Materials (as hereinafter defined) and compliance by the Premises with all applicable environmental laws, rules, regulations and orders of any applicable governmental authority having jurisdiction over the Premises (“Environmental Regulations”). As used in this Lease, “Hazardous Material(s)” shall mean any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, petroleum products and the terms “Hazardous Substance” and “Hazardous Waste” as defined in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) as amended, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act (“RCRA”), as amended, 42 U.S.C. §6901 et seq., and all Arizona environmental protection statutes. If the Environmental Report indicates that there does exist upon the Premises any Hazardous Materials or other life or environmental threatening conditions, or that the Premises are not in compliance with any applicable Environmental Regulations, which in Tenant’s reasonable opinion may materially impair Tenant’s ability to conduct its business upon the Premises, Tenant shall have the right to terminate this Lease by giving Landlord written notice of termination within thirty (30) days after the date of receipt of the Environmental Report. Landlord represents and covenants to Tenant that to the best of Landlord’s knowledge,

Landlord does not know of the existence of any Hazardous Materials (except as may be disclosed in the Environmental Report) within the Premises and that Landlord’s Work does not and shall not contain any Hazardous Materials (except as used in accordance with Environmental Regulations) and/or asbestos and that all requirements with respect to Environmental Regulations have been and will be complied with and satisfied in connection with Landlord’s Work. Landlord shall indemnify and save Tenant harmless from all claims, liens, losses, damages and expenses, including, without limitation, reasonable attorneys’ fees and expenses, arising out of Landlord’s breach of this environmental representation and covenant. This indemnity shall not apply to any first mortgage lender of Landlord which becomes Landlord under the Lease through a foreclosure action or deed in lieu of foreclosure. The obligations of Landlord hereunder shall survive the termination of this Lease.

SECTION 15.3. If after the Commencement Date it is determined that there are Hazardous Materials on, upon or within the Premises or any other environmental conditions not caused by Tenant in violation of any Environmental Regulations or which result in action by either local, state or federal environmental agencies, then if in Tenant’s reasonable opinion such violation and/or action materially impairs Tenant’s ability to conduct business upon the Premises and Tenant ceases to operate from the Premises as a direct result thereof, all rent and charges payable by Tenant hereunder shall abate during such period as Tenant’s ability to so operate is materially impaired. If Landlord fails to diligently undertake remediation, or if Landlord fails, after exercising diligent efforts, to remediate the condition within six (6) months after Landlord becomes aware of the condition, Tenant shall have the right to terminate all of its rights and obligations hereunder by giving written notice to Landlord at any time after the expiration of such six (6) month period and so long as such condition continues.

SECTION 15.4. Except for Excluded Materials (hereinafter defined), Tenant shall not, without the prior written consent of Landlord, cause or permit knowingly or unknowingly, any Hazardous Material (hereinafter defined) to be brought or remain upon, kept, used, discharged, leaked, or emitted in or about, or treated at the Premises. “Excluded Materials” shall mean Hazardous Materials (1) whose storage, disposal or presence on, in or under the Premises does not constitute a violation of applicable laws or regulations; (2) which may be present in: (i) paints, glues, fuels, photocopy equipment, supplies, photographic chemicals and supplies, building materials, maintenance supplies, cleaning agents and solvents; (ii) inventory held for sale at retail; (iii) oil, gasoline or other fluid deposits released from passenger cars or maintenance vehicles parked at the Premises; or (iv) fertilizer, herbicides, insecticides, and pesticides applied by Tenant within the Premises; (3) in quantities commonly stored, found or maintained for similar uses by tenants in retail shopping centers; and (4) which are not used for manufacturing purposes. Should Landlord consent in writing to Tenant bringing, using, storing or treating any Hazardous Material(s) in or upon the Premises or if Tenant is allowed to bring, use, store or treat Hazardous Materials in or upon the Premises pursuant to this Section, Tenant shall strictly obey and adhere to any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements (including but not limited to those federal and state statutes referred to in this section) which in any way regulate, govern or impact Tenant’s possession, use, storage, treatment or disposal of said Hazardous Material(s). In addition, Tenant represents and warrants to Landlord that (1) Tenant shall apply for and remain in compliance with any and all federal, state or local permits in regard to Hazardous Materials; (2) Tenant shall report to any and all applicable governmental authorities any release of reportable quantities of any Hazardous Material(s) as required by any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements; (3) Tenant, within fifteen (15) days of receipt, shall send to Landlord and Landlord’s mortgagee a copy of any notice, order, inspection report, or other document issued by any governmental authority relevant to Tenant’s compliance status with environmental or health and safety laws; and, (4) Tenant shall remove from the Premises all Hazardous Materials (other than the Excluded Materials) brought upon the Premises by Tenant at the termination of this Lease. Tenant shall forever defend, completely indemnify and hold harmless Landlord, its mortgagees, affiliates and their respective directors, shareholders, officers, and agents (the “Landlord Indemnitees”) from and against, and shall reimburse Landlord and the Landlord Indemnitees for, any and all liabilities, losses, costs, damages, demands, fines, expenses, suits, judgments, injunctive relief, claims, injuries to person, property or natural resources, actions or causes of action arising in connection with the release of any Hazardous Materials by Tenant, its employees, agents, contractors, licensees, subtenants and concessionaires, whether foreseeable or unforeseeable, known or unknown, material or immaterial, regardless of when such release shall have occurred or when the presence of any Hazardous Materials shall have been discovered. The foregoing indemnity includes, without limitation: (A) all costs of removal, remediation of any kind and disposal of Hazardous Materials; (B) all costs of determining whether the Premises are in compliance, and of causing the Premises to be in compliance, with all applicable federal, state or local laws, rules, ordinances or regulations governing Hazardous Materials; (C) all costs associated with claims for damages to persons, property or natural resources arising from a release of Hazardous Materials by Tenant; and (D) Landlord’s or the Landlord Indemnitees’ attorneys’ and consultants’ fees arising from a release of Hazardous Materials by Tenant. The obligations of Tenant hereunder shall survive the termination of this Lease. The rights of Landlord hereunder shall be in addition to any other rights and remedies of Landlord at law, in equity or by statute.

SECTION 15.5. Without limitation of any other covenant, representation or warranty contained in this Lease, Landlord represents and warrants as an inducement to Tenant to enter into this Lease, that no leases or other agreements affecting the Land conflict with this Lease or prohibit or restrict (i) the construction of the Building and Common Area; or (ii) the use or occupancy of the Building as a department store or for other retail purposes, or the use of the Common Area as contemplated in this Lease (“Intended Use”). Notwithstanding the foregoing, Landlord makes no representation or warranty regarding the effect of the Home Depot REA on this Lease, Tenant hereby acknowledging that Tenant has made an independent evaluation of the same.

SECTION 15.6. Within forty five (45) days after the effective date of the Primary Ground Lease, Landlord shall deliver to Tenant, at Landlord’s sole cost, a leasehold owner’s title insurance policy, insuring Tenant’s leasehold interest under this Lease, for $1,500,000.00 of coverage, to be free and clear of all liens and encumbrances except (i) those encumbrances which do not impair the Intended Use (in Tenant’s reasonable opinion) including utility easements necessary for Landlord to develop the Land for the Intended Use; (ii) the Primary Ground Lease; (iii) Secondary Ground Lease; (iv) the Home Depot REA; and (iv) taxes for the year of closing and subsequent years (collectively, “Permitted Encumbrances”), written by a title insurance company licensed by the State of Arizona. If the title policy has any exceptions other than the Permitted Encumbrances which are unacceptable to Tenant (“Title Defects”), Tenant shall notify Landlord of same within thirty (30) days of receipt of the title policy. Landlord shall take such actions as necessary to have the Title Defects removed from the title policy, or otherwise remedy the Title Defects to the satisfaction of Tenant, at Landlord’s sole cost and expense. If Landlord is unable to remedy the Title Defects prior to the Commencement Date, Tenant may, at its option, either (A) terminate this Lease; or (B) accept the Premises subject to the incurred Title Defects.

SECTION 15.7. Within thirty (30) days after the effective date of the Primary Ground Lease, Landlord shall deliver to Tenant, at Landlord’s sole cost, a survey of the Land prepared by a surveyor licensed by the State of Arizona and certified to Tenant and the title insurer providing the leasehold owner’s policy, which survey is to be prepared in accordance with (i) the accuracy requirements of an Urban Survey as defined in the Minimum Standard Detail Requirements for ALTA Land Title Surveys of the American Land Title Association; and (ii) any reasonable requirements of the title insurer necessary to remove the survey exception from the title policy issued pursuant to Section 15.6.

ARTICLE XVI

SURRENDER OF PREMISES

SECTION 16.1. At the expiration or earlier termination of the Term and subject to Tenant’s rights under Section 12.1 of this Lease, Tenant covenants that it will peaceably and quietly leave and surrender the Premises together with all alterations, changes and improvements then a part of the Premises (including, but not limited to, any expansion to the Building made pursuant to Section 11.6 hereof) in good order and condition; reasonable wear and tear, loss or damage by fire or casualty and condemnation excepted.

SECTION 16.2. In the event Tenant remains in possession of the Premises after the expiration of the Term, and without the execution and delivery of a new lease, Tenant, at the option of Landlord, which Landlord may withhold in its sole discretion, shall be deemed to be occupying the Premises as a tenant from month-to-month, at a minimum monthly rental equal to one and one-half times the monthly installment of annual fixed rent payable during the last month of the then current Term, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

ARTICLE XVII

CONDEMNATION

SECTION 17.1. If all of the Premises shall be sold to or taken by any governmental authority under its power of condemnation or threat thereof, this Lease shall terminate on the date of the vesting of title to the condemned property or on the date of the taking of possession of such property by the condemning authority, whichever shall first occur (“Taking”).

SECTION 17.2. Upon a Taking of: (a) more than ten percent (10%) of the Floor Area of the Building or (b) if, as a result of any Taking, access between the Land and Broadway or Pantano Road, as shown on EXHIBIT B, is rendered unusable or materially impaired, Tenant shall have the right to terminate this Lease effective as of the date of such Taking by serving notice to that effect upon Landlord no later than forty-five (45) days after the Taking.

SECTION 17.3. Upon a Taking of a portion of the parking areas located upon the Land which shall result in a reduction of ten percent (10%) or more of the then existing total number of parking spaces upon the Premises, and Landlord fails to replace them in a manner acceptable to Tenant, in Tenant’s sole discretion, so that there are at least five (5.0) parking spaces within the Premises for each 1,000 square feet of Floor Area within the Premises, Tenant shall have the right to terminate this Lease effective as of the date of such Taking by serving notice to that effect upon Landlord no later than forty-five (45) days after the Taking.

SECTION 17.4. Upon Taking of less than all of the Premises, if Tenant does not exercise its right to terminate this Lease under Sections 17.2 and/or 17.3 hereof, this Lease shall remain in effect for the balance of the Premises not so taken, rent shall be abated pro rata based on the Floor Area of the Building taken and Landlord shall, in a commercially reasonable prompt and diligent manner, restore the remainder of the Premises as near as possible to the condition it was in immediately prior to such Taking.

SECTION 17.5. Both Landlord and Tenant shall have the right to participate in any condemnation proceedings. Each shall notify the other promptly of any contemplated or threatened condemnation proceeding of which it shall become aware and shall keep the other informed of developments with respect thereto.

ARTICLE XVIII

DEFAULTS AND REMEDIES

SECTION 18.1. If any one or more of the following events occur, then Tenant shall be deemed to be in default under this Lease:

(a)If Tenant fails to pay any rent or other charges required to be paid by Tenant when the same shall become due and payable hereunder, and such failure continues for fifteen (15) days after written notice is sent by Landlord to Tenant informing Tenant of such failure;

(b)If Tenant fails to perform or observe any term or condition of this Lease (other than as set forth in subparagraph (a) above), and such failure continues for thirty (30) days after written notice is sent by Landlord to Tenant informing Tenant of such failure; provided, however, that if the failure set forth in Landlord’s notice is such that it requires more than thirty (30) days to correct, Tenant shall not be deemed to be in default hereunder if Tenant (i) promptly and diligently commences curing the failure within thirty (30) days after written notice is sent by Landlord to Tenant informing Tenant of such failure; and (ii) diligently prosecutes the cure to completion; and/or

(c)If any execution, levy, attachment or other legal process of law shall occur upon Tenant’s goods, fixtures, or interest in the Premises and the same is not vacated or dismissed within ninety (90) days after the date of such filing or attachment.

SECTION 18.2. In the event that Tenant is in default under this Lease, as provided in the preceding Section 18.1, then Landlord may pursue any or all of the following remedies in addition to all other rights and remedies provided at law or in equity:

(a)Landlord may terminate this Lease and forthwith repossess the Premises and remove all persons or property therefrom, and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the reasonable cost of recovering the Premises; (ii) the accrued and unpaid rentals owed at the time of termination, plus interest thereon from due date at the lesser of three percent (3%) plus the Prime Rate (as defined in Section 18.2(c) hereof) or the maximum rate permitted by law; (iii) the discounted net present value of the balance of the annual fixed rent for the remainder of the Term (discounted at a rate equal to one hundred fifty (150) basis points over the ten (10) year treasury bill rate in effect at the time of Tenant’s default) minus the then Fair Market rental value of the Premises for the remainder of the Term; and (iv) any other sum of money and damages owed by Tenant to Landlord; or

(b)Landlord may terminate Tenant’s right of possession and may repossess the Premises without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord may relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting Landlord is authorized to make repairs, changes, alterations or additions to the Premises to make same relettable; and (i) if Landlord shall be unable to relet the Premises; or (ii) if the same are relet and sufficient sum shall not be realized from such reletting (after paying (A) the unpaid rentals due hereunder earned but unpaid at the time of reletting plus interest thereon at the lesser of three percent (3%) plus the Prime Rate or at the maximum rate permitted by applicable law; (B) the costs of recovering possession; (C) all of the costs and expenses of reletting, including decorations, repairs, changes, alterations and additions by Landlord; and (D) the expense of the collection of the rent accruing therefrom) to satisfy the rent and all other charges provided for in this Lease to be paid by Tenant, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rent and other expenses payable by Tenant for such period or periods, or if the Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Article from time to time on one or more occasions without Landlord being obligated to wait until expiration of the Term. Such reletting shall not be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time thereafter. Landlord shall use reasonable efforts to mitigate Landlord’s damages resulting from Tenant’s default hereunder.

(c)In addition to the foregoing rights of Landlord, if Tenant shall be in default hereunder, Landlord shall have the option, but not the obligation, to cure the act or failure constituting such default for the account of and at the expense of Tenant. Landlord shall provide Tenant with ten (10) days written notice prior to curing any default, provided, however, that no such notice shall be required for emergency repairs. If Landlord has already terminated this Lease pursuant to this Article, Landlord’s cure or attempt to cure of any act or failure constituting a default by Tenant (which act or failure occasioned the termination of this Lease) shall not result in a waiver of such termination by Landlord. Tenant hereby agrees to pay Landlord interest, at a rate equal to three percent (3%) plus the “Prime Rate,” but not in excess of the maximum legal rate, for all sums paid by Landlord pursuant to the terms of this subsection (c). As used herein, “Prime Rate” shall mean the base rate on corporate loans at large U.S. money center commercial banks as published from time to time by The Wall Street Journal, adjusted with each change in such published rate.

(d)The obligation of Tenant to pay damages to Landlord and the obligation of Landlord to pay damages to Tenant shall survive the termination of this Lease.

SECTION 18.3. Any mention in this Lease of any particular remedy shall not preclude Landlord from exercising any other remedy, in law or in equity. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereafter provided by law, and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of a default by Tenant or termination of this Lease, and no waiver of a default by Tenant or termination of this Lease shall be effective unless it is in writing and signed by Landlord.

SECTION 18.4.

(a)If Landlord fails to perform or observe any of the obligations on Landlord’s part to be performed or observed pursuant to this Lease, and such failure continues for thirty (30) days after written notice thereof is sent by Tenant to Landlord and its mortgagee (provided Tenant has received written notice of the name and address of Landlord’s mortgagee and a request that notices be so served on such mortgagee) informing Landlord of such failure, then Landlord shall be deemed to be in default under this Lease; provided, however, that if the failure set forth in Tenant’s notice is such that it requires more than thirty (30) days to correct, Landlord shall not be deemed to be in default hereunder if Landlord (i) promptly and diligently commences to cure the failure within thirty (30) days after written notice is sent by Tenant to Landlord informing Landlord of such failure; and (ii) diligently prosecutes the cure to completion following the expiration of the original thirty (30) day period set forth herein. Upon such default by Landlord, Tenant may, in addition to any remedies available to it at law or in equity, perform the same for and on behalf of Landlord, the cost of which performance, upon the proper payment thereof, together with all interest and penalties necessarily paid in connection therewith and any and all other damages incurred by Tenant as a result of any such default, shall be paid to Tenant by Landlord upon demand, with interest thereon at the lesser of (i) three percent (3%) plus the “Prime Rate” or (ii) the maximum rate then permitted by law, from the date of each expenditure and/or incurrance or, at the continuing option of Tenant, the same may (in whole or in part), with interest as aforesaid, be deducted from annual fixed rent (not to exceed twenty-five percent (25%) of the monthly installment of annual fixed rent for the remaining Term) which may be due or become due thereafter and, if the remaining Term is not sufficient to enable Tenant to recover such amount over such remaining Term, then Tenant shall have the right to extend the Term upon the same terms and conditions until such amount is recovered in full by Tenant. If the default involves the failure of Landlord to pay monies due to Tenant under this Lease, interest shall accrue on such past due sums from and after the expiration of the thirty (30) day cure period set forth above at the interest rate set forth above, and such sums may be deducted from fixed rent, percentage rent and other charges to the extent permitted above.

(b)Notwithstanding the foregoing provisions of this Section and regardless of whether an event of Landlord’s default shall have occurred, such curative action by Tenant may be taken without any notice if Tenant, in its good faith opinion, reasonably believes the condition complained of constitutes an emergency.

(c)In order to effectuate the curing of any failure referred to in paragraphs (a) and (b) of this Section 18.4, Landlord shall take any and all action (including, without limitation, the execution of appropriate documents) necessary in order to assign, to the extent permitted by law, to Tenant the right to take action to effectuate such curing for and on behalf of Landlord.

(d)If a court finally determines that Tenant has improperly exercised its self-help and/or offset rights under subparagraphs (a) and/or (b) of this Section 18.4, Tenant shall have thirty (30) days after receipt of notice of such final judgment to pay to Landlord any sums found by such court to be due from Tenant to Landlord, together with interest on such sums at an annual rate equal to the “Prime Rate” plus three percent (3%), before Landlord shall have the right to declare a termination of this Lease.

ARTICLE XIX

TENANT’S USE OF PREMISES

SECTION 19.1. Tenant may use the Premises as a Kohl’s department store or any other use permitted under applicable zoning ordinances and the Home Depot REA; provided, however, Tenant shall not use the Premises for any use described on EXHIBIT I attached hereto without Landlord’s prior written consent. The foregoing language or any other language in this Lease shall not be construed to obligate Tenant to operate a store within the Premises.

ARTICLE XX

LEASEHOLD MORTGAGES

SECTION 20.1. Notwithstanding anything contained in this Lease to the contrary, Tenant is hereby given the right, without Landlord’s prior consent, to mortgage its interest in this Lease, Tenant’s interest in the Building and improvements on the Premises, or any part thereof or property therein, and any sublease, under one or more leasehold mortgage(s) and to assign this Lease and any sublease as collateral security for such mortgages, upon the condition that all rights acquired under such mortgages shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights and interests of Landlord herein, none of which covenants, conditions or restrictions is or shall be waived by Landlord by reason of the right given to so mortgage such interest in this Lease, except as may be expressly provided in this Article XX.

SECTION 20.2. If Tenant shall mortgage this leasehold pursuant to the provisions hereof, and if the holder(s) of any such mortgage(s) shall send to Landlord a true copy thereof, together with written notice specifying the name and address of the mortgagee(s) and the pertinent recording data with respect to such mortgage(s), Landlord agrees that so long as any such leasehold mortgage(s) shall remain unsatisfied, the following provisions shall apply:

(a)There shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior consent in writing of the leasehold mortgagee(s);

(b)Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the leasehold mortgagee(s). The leasehold mortgagee(s) shall thereupon have the same period, after service of such notice upon it, as is allowed to Tenant, to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of the leasehold mortgagee(s) in response to any such notice of default as if the same had been performed by Tenant;

(c)Anything herein contained notwithstanding, while such leasehold mortgage(s) remains unsatisfied, or until written notice of satisfaction is given by the holder(s) thereof to Landlord, if any default shall occur, which, pursuant to any provision of this Lease, entitles Landlord to terminate this Lease, and if before the expiration of fifteen (15) days from the date of service of notice of termination upon such leasehold mortgagee(s), such leasehold mortgagee(s) shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all rent and other payments herein provided for and then in default, and shall have complied or commenced the work of complying with all of the other requirements of this Lease except as provided in paragraph (g) of this Section 20.2, if any are then in default, and shall prosecute the same to completion with reasonable diligence, then in such event Landlord shall not be entitled to terminate this Lease and any notice of termination theretofore given shall be void and of no effect.

(d)If Landlord shall elect to terminate this Lease by reason of default of Tenant, the leasehold mortgagee(s) shall not only have the right to nullify any notice of termination by curing such default as aforesaid, but shall also have the right to postpone and extend the date for the termination of this Lease as specified by Landlord in its notice of termination for a period of not more than six (6) months, provided that such leasehold mortgagee(s) shall cure or cause to be cured any then-existing monetary defaults and meanwhile pay the rent and all other charges and comply with and perform all of the other terms, conditions and provisions of this Lease on Tenant’s part to be complied with and performed, and provided further that the leasehold mortgagee(s) shall forthwith take steps to acquire or sell Tenant’s interest in this Lease by foreclosure of the leasehold mortgage(s) or otherwise and shall prosecute the same to completion with due diligence. If at the end of said six (6) month period the leasehold mortgagee(s) shall be actively engaged in steps to acquire or sell Tenant’s interest herein, the time for such mortgagee(s) to comply with the provisions of this Section 20.2 shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence and continuity; provided that during such period the leasehold mortgagee(s) shall continue to pay the rent and other charges and perform all other terms, conditions and provisions of this Lease on Tenant’s part to be complied with and performed; provided, further, that the total period extended to the leasehold mortgagee(s) under this subsection (d) shall not exceed twelve (12) months.

(e)Landlord agrees that the name of the leasehold mortgagee(s) may be added as a loss payee to any and all insurance policies required to be carried by Tenant hereunder on condition that the insurance proceeds are to be applied in the manner specified in this Lease and that the leasehold mortgage(s) or collateral documents shall so provide.

(f)Landlord agrees that in the event of termination of this Lease by reason of the bankruptcy or insolvency of Tenant, Landlord will enter into a new lease of the Premises with the leasehold mortgagee(s) or its nominee(s) or its assignee(s) for the remainder of the Term effective as of the date of such termination, at the rent and upon the terms, provisions, covenants and agreements as contained herein and subject only to the same conditions of title as this Lease is subject to on the date of execution hereof together with any exceptions to title created by or at the behest of Tenant, and to the rights, if any, of the parties then in possession of any part of the Premises, provided Landlord and Landlord’s mortgagee approves of the financial credit standing of the new tenant, which approval shall be in its sole discretion and provided, further:

(i)said leasehold mortgagee(s) or its nominee(s) or assignee(s) shall make written request upon Landlord for such new lease within thirty (30) days after the date of such termination and such written request shall be accompanied by payment to Landlord of all sums due to Landlord under this Lease;

(ii)said leasehold mortgagee(s) or its nominee(s) or assignee(s) shall pay to Landlord at the time of the execution and delivery of such new lease, any and all sums which would at the time of the execution and delivery thereof be due pursuant to this Lease but for such termination, and in addition thereto, any expenses, including reasonable attorney’s fees, which Landlord shall have incurred by reason of such default;

(iii)said mortgagee(s) or its nominee(s) or assignee(s) shall perform and observe all covenants herein contained on Tenant’s part to be performed and shall further remedy any other condition which Tenant under the terminated Lease was obligated to perform under the terms of this Lease; and upon execution and delivery of such new lease and any subleases which may have theretofore been assigned and transferred by Tenant to Landlord, as security under this Lease, shall thereupon be deemed to be held by Landlord as security for the performance of all of the obligations of the tenant under the new lease;

(iv)Landlord shall not warrant possession of the Premises to the tenant under the new lease;

(v)such new lease shall be expressly made subject to the rights, if any, of Tenant under the terminated lease;

(vi)the tenant under such new lease shall have the right, title and interest in and to the buildings and improvements on the Premises as Tenant had under the terminated lease; and

(vii)said leasehold mortgagee(s) or its nominee(s) or assignee(s) shall bear the cost of recording such new lease or short form thereof if it or Landlord desires recordation thereof.

(g)Nothing herein contained shall require the leasehold mortgagee(s) or its nominee(s) or assignee(s) to cure any default of Tenant under this Lease unless such leasehold mortgagee shall choose to do so under subparagraph (b) above or shall choose to nullify any notice of termination from Landlord pursuant to subparagraphs (c) or (d), or if such leasehold mortgagee(s) elects that Landlord enter into a new lease for the Premises pursuant to the provisions of subparagraph (f) above.

(h)The proceeds from any insurance policies relating to the Premises or arising from a condemnation of the Premises are to be held by Landlord’s mortgagee, or if none, by any leasehold mortgagee(s) and in either event distributed pursuant to the provisions of this Lease; and

(i)Landlord shall, upon request, execute, acknowledge and deliver to each leasehold mortgagee, an agreement prepared at the sole cost and expense of Tenant, in form satisfactory to such leasehold mortgagee(s), between Landlord, Tenant and leasehold mortgagee(s), agreeing to all of the provisions of this Article XX. The term “mortgage,” whenever used in this Section 20.2, shall include whatever security instruments are used in the locale of the Premises, such as, without limitation, mortgages, deeds of trust, security deeds and conditional deeds, as well as financing statements, security agreements and other documentation required pursuant to the Uniform Commercial Code, and shall also include any instruments required in connection with a sale-leaseback (or an assignment of lease and sublease) transaction.

ARTICLE XXI

MECHANIC’S LIENS

SECTION 21.1. Tenant shall not permit any mechanic’s, construction, laborer’s or materialman’s lien to be filed at any time against the Premises or any part thereof by reason of work performed by or on behalf of Tenant or any agent or contractor or anyone holding the Premises through or under Tenant. If any such lien shall be filed, Tenant, upon notice thereof, shall promptly notify Landlord and shall promptly cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise, and Tenant shall give Landlord prompt notice of such discharge. If Tenant shall fail to cause such lien to be so discharged within sixty (60) days after the date of the filing, then in addition to any other right or remedy which Landlord may have, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses (including reasonable counsel fees) incurred by Landlord in connection therewith, together with interest thereon at the lesser of (i) three percent (3%) plus the Prime Rate; or (ii) the maximum rate permitted by law from the date of Landlord’s making of the payment or incurring of the cost or expense, shall be promptly paid to Landlord by Tenant upon demand.

ARTICLE XXII

INDEMNIFICATION

SECTION 22.1. Tenant shall defend, indemnify and save Landlord, Primary Ground Lessor and Secondary Ground Lessor harmless from all injury, loss, claim or damage (including attorneys’ fees and disbursements incurred by Landlord in conducting an investigation and preparing for and conducting a defense) to any person or property arising from, related to, or in any way connected with any injury, loss, claims or damage occurring within the Land, except to the extent that such injury, loss, claim or damage is attributable to the negligence or intentional misconduct of Landlord, Primary Ground Lessor, Secondary Ground Lessor or their respective agents, servants or employees.

SECTION 22.2. Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause-of action, against the other, its agents (including partners, both general and limited), officers, directors, shareholders or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or any property of such party therein, by reason of fire, the elements, or any other cause which is insured against under the terms of “all-risk” insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party. Notwithstanding the foregoing, it is expressly understood and agreed that this Section 22.2 shall not preclude Landlord from seeking recourse against Tenant for (i) a failure by Tenant to maintain the insurance required to be maintained by Tenant under this Lease; or (ii) a failure by Tenant to make available to Landlord proceeds of insurance or self-insurance, as required under Article X of this Lease.

ARTICLE XXIII

MEMORANDUM OF LEASE

SECTION 23.1. If requested by either party hereto, the other party agrees to execute and deliver a memorandum of lease substantially in the form attached hereto as EXHIBIT G in order to give notice of this Lease; provided, however, that the relations between Landlord and Tenant with respect to the Premises shall be governed solely by the provisions of this Lease and not by any such memorandum of lease. The cost of recording such memorandum of lease shall be paid by the party requesting the memorandum of lease.

ARTICLE XXIV

ESTOPPEL CERTIFICATES

SECTION 24.1. Upon request of Landlord or Tenant, the other party, within twenty (20) days of the date of such written request, agrees to execute and deliver to the party requesting, without charge, a written statement substantially in the form attached hereto as EXHIBIT F.

ARTICLE XXV

BROKERAGE COMMISSIONS

SECTION 25.1. Landlord represents and warrants that Landlord has not dealt with any broker or finder with regard to this Lease or the transaction contemplated hereby other than Phoenix Commercial Advisors (“Broker”), and Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claim for brokerage commission or finder’s fees asserted by any person, firm or corporation claiming to have been engaged by Landlord. Tenant represents and warrants to Landlord that Tenant has not dealt with any broker or finder with regard to this Lease or the transaction contemplated hereby other than Broker, and Tenant agrees to indemnify, defend and hold Landlord harmless for and against any claim for brokerage commission or finder’s fees asserted by any person, firm or corporation other than Broker claiming to have been engaged by Tenant.

ARTICLE XXVI

MISCELLANEOUS

SECTION 26.1. It is the intention of the parties to create the relationship of Landlord and Tenant and no other relationship whatsoever and nothing herein shall be construed to constitute the parties hereto partners or joint venturers, or to render either party hereto liable for any of the debts or obligations of the other party.

SECTION 26.2. There are no oral agreements or understandings between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings between Landlord and Tenant and none thereof shall be used to interpret or construe this Lease. This Lease cannot be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

SECTION 26.3. The failure of either party hereto to insist upon strict performance of any of the terms, provisions, conditions or covenants herein shall not be deemed a waiver of any subsequent or continuing breach of the terms, provisions, conditions or covenants herein contained. The receipt by either party from the other of any payment, or the acceptance of performance of anything required by this Lease to be performed, with knowledge of the breach of a term, provision, condition or covenant of this Lease, shall not be deemed a waiver of such breach.

SECTION 26.4. Each provision hereof shall be deemed both a covenant and a condition and shall run with the Land.

SECTION 26.5. This Lease and all of the covenants and provisions thereof shall inure to the benefit of and be binding upon the respective legal representatives, successors and assigns of the parties hereto.

SECTION 26.6. The expressions “Term”, “the Term” and “the Term of this Lease” are used interchangeably herein and wherever used in this Lease shall be deemed to refer not only to the initial Term but to any and all extensions thereof as well.

SECTION 26.7. As used in this Lease, the word “mortgage” shall be deemed to include a deed of trust and the word “mortgagee” shall be deemed to include the trustee or beneficiary of a deed of trust.

SECTION 26.8. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

SECTION 26.9. Any notice, demand, consent, approval, statement or request given, served, made or obtained or required to be given, served, made or obtained hereunder shall be in writing and shall be sent by mailing the same by registered or certified mail, return receipt requested, postage prepaid, or by Federal Express or similar overnight delivery service addressed, if to Landlord, as follows: Continental 34 Fund Limited Partnership, Attention: Legal Department, 10850 W. Park Place, 6th Floor, Milwaukee, Wisconsin 53224, and if to Tenant, as follows: Kohl’s Department Stores, Inc., N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051, Attention: Chairman, with a copy, similarly sent, to Kohl’s Department Stores, Inc., N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051, Attention: Law Department; or to such other address or addresses or person or persons as either party may hereafter designate by like notice. Any such notice, demand, consent, approval, statement or request shall be deemed to have been given, served, made or obtained when deposited in a United States general or branch post office enclosed in the manner hereinabove provided or with Federal Express or other overnight courier.

SECTION 26.10. The term “Landlord” as used in this Lease means only the ground lessee at the time in question of the Premises, and in the event of any transfer or conveyance of title to the Premises, the seller’s respective successors or assigns shall be deemed to be “Landlord” hereunder and the transferor shall be released from its obligations to Tenant under this Lease provided such obligations are expressly assumed by the transferee. The term “Tenant” as used in this Lease means only the owner or owners at the time in question of the Tenant’s interest in this Lease, and in the event of any transfer or permitted assignment of such interest, the assignee or transferee shall be deemed to be “Tenant” hereunder, but Kohl’s Department Stores, Inc. shall not be thereby released from any of its obligations hereunder.

SECTION 26.11. If Landlord or Tenant is delayed or prevented from performing any of their respective obligations during the Term because of strikes, lockouts, labor troubles, inability to procure materials, failure of power, governmental restrictions, casualty, or reasons of a like nature not the fault of the party delayed in the performance of such obligation, then the time herein provided for the performance of any such obligation shall be extended by the additional amount time required to perform such obligation as a result of such delays and the defaulting party shall not be liable for losses or damages caused by such delays. In addition, if Landlord or Tenant is delayed or prevented from performing any of their respective obligations during the Term because of the failure of the other party to perform its obligations under this Lease, the time herein provided for the performance of such obligation shall likewise be extended by the additional amount of time required to perform such obligation as a result of such delay. Notwithstanding the foregoing, this Section shall not apply to the payment of any sums of money required to be paid by Tenant hereunder or any obligation of Landlord or Tenant that can be satisfied by the payment of money.

SECTION 26.12. The undersigned officers of Tenant hereby warrant and certify to Landlord that Tenant is duly authorized to conduct business in the state in which the Premises is located. The undersigned officers of Tenant hereby further warrant and certify to Landlord that they, as such officers, are authorized and empowered to bind the Tenant to the terms of this Lease by their signatures hereto.

SECTION 26.13. The undersigned individuals signing on behalf of Landlord hereby warrant and certify to Tenant that Landlord is duly authorized to conduct business in the state in which the Premises is located. The undersigned individuals signing on behalf of Landlord hereby further warrant and certify to Tenant that they, as such officers, partners, managers, members or authorized agents, are authorized and empowered to bind Landlord to the terms of this Lease by their signatures hereto.

SECTION 26.14. The laws of the State of Arizona shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision.

SECTION 26.15. Upon any dispute between Landlord and Tenant under this Lease, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees and costs incurred in contesting such dispute.

SECTION 26.16. The rule of construction to the effect that an instrument shall be construed against its draftsman shall not apply to this Lease and shall not negate or invalidate any provision of this Lease.

SECTION 26.17. Concurrently with Tenant’s execution of this Lease, Tenant shall provide Landlord with a Lease Guaranty executed by Kohl’s Corporation in the form attached hereto as EXHIBIT J.

SECTION 26.18. Landlord covenants, warrants and represents to Tenant that Landlord has obtained prior to the date of this Lease, at its sole cost and expense, all site plan approvals, permits, and other governmental approvals necessary to allow Landlord to construct Landlord’s Work as provided for herein (collectively, “Governmental Approvals”).

SECTION 26.19. Landlord shall notify Tenant at least two (2) weeks in advance (or such shorter time of which Landlord receives notice) of any governmental hearings or meetings at which the subject of the design, colors or materials for Tenant’s Building or the exterior elevations of Tenant’s Building is to be or likely to be discussed. Without Tenant’s prior written consent, Landlord shall not consent to or acquiesce in the establishment of conditions to the development of the Building which would require a deviation in the design, colors or materials for the Building from those shown on the exterior elevations attached hereto as EXHIBIT K and made a part hereof.

SECTION 26.20. The provisions of this Lease to the contrary notwithstanding, Landlord and Tenant acknowledge that, as of the date hereof, Landlord has a contract to enter into a ground lease for the Land. Accordingly, this Lease is contingent upon Landlord acquiring a ground lessee’s interest the Land. Landlord shall exercise reasonable diligent efforts to acquire a ground lessee’s interest in the Land. Landlord shall notify Tenant in writing when it has acquired a ground lessee’s interest in the Land. If Landlord does not notify Tenant that Landlord has acquired a ground lessee’s interest in the Land by January 17, 2003, either party may terminate this Lease by providing the other party with written notice thereof by January 31, 2003. If Landlord terminates this Lease pursuant to this Section 26.20, then neither Landlord nor any affiliate of Landlord shall acquire fee simple title to the Land without first offering to lease the Premises to Tenant on terms that are reasonably acceptable to Tenant.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be signed as of the day and year first above written.

LANDLORD:

CONTINENTAL 34 FUND LIMITED PARTNERSHIP, a Wisconsin limited partnership

By:	Continental 34 Holding Company, Inc., a Delaware corporation, its general partner

	By:	/s/ Daniel J. Minahan
Daniel J. Minahan President

Date Executed: 2/7/03

TENANT:

KOHL’S DEPARTMENT STORES, INC., a Delaware corporation

By:	/s/ R. Lawrence Montgomery
R. Lawrence Montgomery
Chief Executive Officer

Attest:	/s/ Richard D. Schepp
Richard D. Schepp Secretary

Date Executed: 1-30-03

EXHIBIT A

LEGAL DESCRIPTION OF LAND

EXHIBIT B

SITE PLAN

(Copy Attached)

PROJECT	730
DATE	12-02-02
DRAWN BY	SB
CHECKED BY	WL
SHEET NO.	1 OF 1

LOCATION:

SE Tucson Pantano
NWC Pantano Road & Broadway Boulevard
Tucson, AZ

DATE	REVISION DESCRIPTION
7-01-02	Adjusted parking
7-24-02	Developer flipped bldg. & adj. parking layout for trucks
9-11-02	Developer added monument location
9-13-02	Developer added signage details
11-21-02	Modified parking layout & shifted building South slightly
11-26-02	Developer sent revisions
12-02-02	Added Kohl's footprint
1-27-03	Added Kohl's Truck Lane

KOHL'S
That's more like it.

| LOCATION: SE Tucson Pantano NWC Pantano Road & Broadway Boulevard g Tucson, AZ oped by: i Department Stores, Inc. fl 7000 Ridgewood Drive WT KSOS1

EXHIBIT C

PLANS AND SPECIFICATIONS FOR LANDLORD’S WORK

(to be attached after approval by Tenant)

EXHIBIT C-1

BUILDING PAD CERTIFICATE

Part 1 of 2

Project Name:

Developer:

Contractor:

Geotechnical:

The undersigned hereby certifies to Kohl’s that:

1.

All earthwork preparation for the Kohl’s building pad was completed in substantial compliance with the geotechnical investigation report(s), as amended, prepared by                          dated                  and with the Kohl’s approved site construction plans and specifications prepared by                          dated                     .

2.

Preparation of the pad was monitored and tested at intervals appropriate to the site conditions by me or under my direct supervision. A detailed compilation of field reports and test data interpretations is attached.

Company:

By:

Date:

Registration No.:
(not valid unless sealed)

BUILDING PAD CERTIFICATION

Part 2 of 2

Project Name:

Developer:

Contractor:

Survey:

Finished Floor Elevation:

Pad Elevation:

The undersigned hereby certifies to Kohl’s that:

1.	Spot elevations have been taken on a grid of 50’ centers across the Kohl’s building pad. All spot elevations are within 0.1’ of the specified pad elevation. A copy of the survey is attached.
2.

The building corners have been staked with 10’ offsets. The size and location of the building pad are in substantial compliance with the Kohl’s approved site construction plans and specifications prepared by                              dated                         .

3.	All survey work was performed by me or under by direct supervision.

Company:

By:

Date:

Registration No.:
(not valid unless sealed)

ACCEPTANCE OF CERTIFICATION:

By:

Date:

Title:

EXHIBIT C-2

CRITERIA FOR TENANT’S WORK

Tenant’s Work shall consist of construction of the Building’s shell and interior to conform to the Design Plans submitted by Tenant as approved by Landlord. Tenant’s Work includes, but is not limited to:

a.	Complete Building’s shell in accordance with plans and specifications approved by Tenant.
b.	Footings - Cast in place, reinforced concrete strip footings and column pads, or as recommended by final soils report.
c.	Foundation Walls - Reinforced concrete with a 2” rigid polystyrene insulation, minimum of 2 pound density.
d.	Exterior Walls - To be a combination of brick and concrete block or may be a combination of other building materials as deemed appropriate by Tenant and the local municipality.
e.	Interior Concrete - 4” concrete slab with strength of 2,500 PSI with vapor barrier under 4” sand cushion (0.006 in. thick polyethylene sheet) with 6”x6” wire mesh reinforcement.
f.	Rough Carpentry - Roof and door bucks, blocking, and miscellaneous framing lumber, treated where required.
g.	Roofing - Single-ply bondable ballasted EPDM membrane roofing with a guaranteed useful life of a minimum of fifteen (15) years and an insulation rating of at least R-14.
h.	Exterior Doors - Exterior personnel doors are insulated hollow metal doors and frames.
i.	Fire Proofing - All structural steel will be fire - proofed if required by local codes.
j.	Painting - Painting/finishing of all exterior surfaces including but not limited to doors and miscellaneous metal. All paint colors and masonry/brick materials shall be selected by Tenant.
k.	Interior Plumbing - Insulated water service and non-insulated sanitary sewer complete at a pre-designated location. Interior insulated roof drain system connected to storm sewer system.
l.	Automatic Fire Protection - System shall be U.L. approved and conform to the property insurance specifications established by the property insurance carrier selected by Tenant.
m.

Electrical - One (1) exterior pad mounted transformer with capacity to serve Tenant’s electrical requirements of 1200 amp @ 277/480 volts located in the Building at a pre-designated location selected by Tenant.

n.	Telephone - Size of conduit into the Building to be sufficient in size to accommodate a 100 pair telephone service.
o.	Entrance and Storefronts - storefront entries and vestibules with non-insulated doors and thermal break aluminum frames, plus insulated glass.
p.	Steel stud gypsum wall board - Finish sanded, including the recessed Garcy studs, 1301A series or equal.
q.

HVAC - System to be designed with full distribution of supply air from roof top units (RTUs). Sales area RTUs and all other RTUs servicing areas in the Premises other than the main storage area, if any, shall provide heat using natural gas or electricity and provide electric cooling and be the York model DEG240N24046KL or equivalent.

r.	Fire Alarm Detection - automatic fire protection system required by the state and/or local governmental authorities.
s.	Warranties/guaranties - The following warranties/guaranties shall be provided to Landlord from Tenant or the applicable contractors:
•	A one-year warranty/guaranty against any defects in work and materials.
•

A five-year warranty/guaranty for all major components of the HVAC units or systems servicing the Building against defects in equipment or installation. Major components shall include condensing coil, cooling coil, blower, compressor and heat exchanger.

•	A ten-year material warranty/guaranty for the compressors and the heat exchangers of the HVAC systems servicing the Building against defects in equipment or installation.
•	A fifteen-year roof warranty/guaranty for the roof structure and membrane against leaks, and failure of material or seams or the installation thereof.

All warranties/guaranties periods shall commence upon substantial completion of Tenant’s Work.

EXHIBIT C-3

PERSONAL UNDERTAKING

WHEREAS,                                          (the “Company”) is about to issue its title insurance policy or policies or issue commitments for such policy or policies, identified as                      (the “Title Insurance Policy”), in respect to the land described in the Title Insurance Policy; and

WHEREAS, the Company has raised as a title exception on the Title Insurance Policy the following defects, liens, encumbrances, adverse claims and other matters (the “Exceptions to Title”):

Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records which may arise from contracts heretofore let by the undersigned for the construction of the Kohl’s store upon the land and by anyone claiming by, through or under said contracts.

AND WHEREAS, the Company has been requested to issue the Title Insurance Policy, and may hereafter, in the ordinary course of its business, issue title insurance policy or policies or commitments therefor in the form or forms now or then commonly used by the Company, or issue hold harmless or indemnity letters to induce other title insurance companies to issue title insurance policies or commitments therefor in respect to the land or to some part or parts thereof, or interest therein (“Future Policies or Commitments”), either omitting all mention of the aforesaid Exceptions to Title, or insuring against loss or damage by reason thereof;

NOW THEREFORE, in consideration of the issuance of the Title Insurance Policy and the payment of $1.00 to the undersigned by the Company, the sufficiency and receipt of which are hereby acknowledged, the undersigned hereby covenants and agrees with the Company as follows:

1. The undersigned shall forever fully protect, defend, and save the Company harmless from and against all the Exceptions to Title, in and from any and all loss, costs, damages, attorneys’ fees, and expenses of every kind and nature which it may suffer, expend or incur under, or by reason, or in consequence of the Title Insurance Policy on account, or in consequence, or growing out of the Exceptions to Title or on account of the assertion or enforcement or attempted assertion or enforcement thereof or of any rights existing or hereafter arising, or which may be claimed to exist under, or by reason, or in consequence, or growing out of the Exceptions to Title or any of them.

2. The undersigned shall provide for the defense, at its own expense, on behalf and for the protection of the Company and the parties insured or who may become insured, against loss or damage under the Title Insurance Policy (but without prejudice to the right of the Company to defend if it so elects) in all litigation consisting of actions or proceedings based on any Exceptions to Title which may be asserted or attempted to be asserted, established or enforced in, to, upon, against or in respect to the land or any part thereof, or interest therein.

3. The undersigned shall pay, discharge, satisfy, and remove from the title to the land, and clear from the public record each Exception to Title within twenty-one (21) days after a final judgment is entered in respect of such Exception to Title if an appeal bond staying the enforcement of such judgment is not filed.

4. Notwithstanding the foregoing, the Company shall not exercise any of its rights under Paragraph 1, Paragraph 2 and Paragraph 3 above until (A)(i) the undersigned has failed to diligently contest any such Exception to Title and defend the Company and the parties insured by the Company against such Exception to Title, and (ii) the Company has given thirty (30) days notice to the undersigned of the undersigned’s failure to diligently contest any such Exception to Title and defend the Company and the parties insured by the Company against such Exception to Title; or (B) a final judgment is entered in respect of any such Exception to Title and an appeal bond staying the enforcement of such judgment is not filed.

5. The undersigned acknowledges that each and every provision herein shall extend to and be in force concerning Future Policies or Commitments.

6. This undertaking shall be binding upon the undersigned and its successors and assigns.

IN WITNESS WHEREOF, the undersigned has caused this undertaking to be executed as of the              day of                         , 20      .

KOHL’S DEPARTMENT STORES, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT D

HOME DEPOT REA

(Copy Attached)

EXHIBIT D-1

DECLARATION OF USE RESTRICTIONS

THIS DECLARATION OF USE RESTRICTIONS (this “Declaration”) is made and entered into as of the              day of January, 2003, by OCTOBER 23RD GROUP L.L.C., an Arizona limited liability company (“October Group”), NSHE BASSETT, LLC, an Arizona limited liability company (“NSHE”), and                         , a                          (“XYZ Corp”).

PRELIMINARY STATEMENTS

A.October Group is the owner of that certain real property located in Tucson, Pima County, Arizona, legally described on Exhibit “A” attached hereto and made a part hereof and as depicted on the site plan (the “Site Plan”) attached hereto as Exhibit “C” and made a part hereof (the “Kohl’s Property”).

B.XYZ Corp is the owner of that certain real property contiguous to the Kohl’s Property, legally described in Exhibit “B” attached hereto and made a part hereof and as depicted on the Site Plan (the “Outlot” and, together with the Kohl’s Property, the “Adjoining Parcel”).

C.October Group, as “Landlord”, and NSHE, as “Tenant”, previously entered into a certain Land Lease dated as of January     , 2003 (the “NSHE Lease”), for the ground lease of the Kohl’s Property.

D.Pursuant to that certain Lease dated January     , 2003 (the “Continental Lease”), by and between NSHE, as landlord, and Continental 34 Fund Limited Partnership, a Wisconsin limited partnership (“Continental”), as tenant, NSHE has leased the Kohl’s Property to Continental.

E.Pursuant to that certain Sublease dated January     , 2003 (the “Sublease”), by and between Continental, as landlord, and Kohl’s Department Stores, Inc., a Delaware corporation (“Kohl’s”), as tenant, Continental has leased the Kohl’s Property to Kohl’s.

F.October Group and Home Depot U.S.A., Inc., a Delaware corporation (“Home Depot”), entered into that certain Reciprocal Ingress-Egress Easement Agreement dated as of April 19, 2002, and recorded on July 9, 2002, in the office of the Pima County, Arizona, Recorder at Docket 11837, Page 1966 (as amended from time to time, the “Home Depot REA’’), by the terms of which October Group and Home Depot set forth certain reciprocal easement rights with respect to the Properties (as defined in the Home Depot REA), including the Adjoining Parcel, and agreed to certain maintenance obligations with respect to the “Common Areas” (as defined in the Home Depot REA), and agreed to certain use restrictions and prohibitions encumbering the Adjoining Parcel.

G.As an inducement to Continental to enter into the Continental Lease and to Kohl’s to subsequently enter into the Sublease, October Group, NSHE and XYZ Corp desire to impose certain restrictions on the use and operation of the Outlot.

NOW, THEREFORE, in consideration of the foregoing, and the covenants and declarations hereinafter set forth, it is agreed as follows:

ARTICLE 1

DEFINITIONS

1.1. Building. “Building” shall mean any enclosed structure placed, constructed or located within the Outlot.

1.2. Common Area. “Common Area” shall have the same meaning as set forth in the Home Depot REA, that is, the paved areas of the Adjoining Parcel.

1.3. Laws. “Laws” shall mean and include all laws, rules, regulations, orders, ordinances, statutes and other requirements of all federal, state, county and municipal authorities having jurisdiction over the Outlot.

1.4. Occupant. “Occupant” shall mean any Person from time to time entitled to the use and occupancy of any portion of the Outlot under an ownership right or any lease, sublease, license, concession or other similar agreement.

1.5. Person. “Person” shall mean any individual, partnership, firm, association, corporation, limited liability company, trust or any other form of business or government entity.

ARTICLE 2

IMPROVEMENT AND MAINTENANCE OF THE OUTLOT

2.1. Improvement Restrictions. The Outlot shall be subject to the following restrictions:

(A)No more than one (1) Building shall be built on the Outlot, and such Building shall not exceed thirty (30) feet in height above finished floor elevation (inclusive of parapets and mechanical equipment); and

(B)All rooftop equipment shall be screened in a reasonable manner.

2.2. Maintenance Standards. The Outlot shall be maintained in a safe and attractive condition and in a good state of repair, as more fully set forth in the Home Depot REA. The unimproved portions of the Outlot shall be mowed and kept litter-free. The Outlot shall be operated, maintained and repaired in compliance with all applicable Laws.

ARTICLE 3

THE OUTLOT CONTRIBUTION

3.1 Outlot Contribution. As used in this Declaration, the term “Outlot Contribution” shall mean the sum of One Thousand Nine Hundred Seven and No/100 Dollars ($1,907.00) per year for the Outlot. The Outlot Contribution shall be increased by ten percent (10%) on January 1, 2009, and shall be increased by ten percent (10%) every five (5) years thereafter. Pursuant to the terms of the Continental Lease, Continental will perform, or cause to be performed, maintenance to certain of the access drives in the Common Area of the Kohl’s Property that will be of benefit to the Occupant of the Outlot, as depicted by cross-hatching on the Site Plan (the “Shared Access Drives”). In order to compensate Continental for the cost of such maintenance of the Shared Access Drives, the Occupant of the Outlot shall pay the Outlot Contribution to Continental (except as set forth below), in arrears, on or before February 1 of each calendar year for the previous year. The Outlot Contribution shall not accrue until the date on which construction commences on the Building, and the Outlot Contribution for the year in which such construction commences shall be prorated based on the day that such construction commences. The obligations with respect to this Section shall survive the termination of any Occupant’s interest in the Outlot. In the event that any portion of the amount billed is not paid within fourteen (14) days after a bill becomes due a late fee of five percent (5%) of the amount due may be charged by Continental and shall be immediately due with the payment of the delinquent bill. Notwithstanding the foregoing, for so long as the Kohl’s Property is being operated as a Kohl’s department store, the Occupant of the Outlot shall pay the Outlot Contribution directly to Kohl’s at P.O. Box 359, Milwaukee, Wisconsin 53201, Attention: Property Accountant.

ARTICLE 4

PERMITTED USES OF THE OUTLOT

4.1. Permitted Uses. The Outlot shall only be used for those purposes allowed in the Home Depot REA; provided, however, that the Outlot (or any portion thereof) shall not be used for residential purposes.

4.2. Prohibited Uses. Without limiting the generality of the foregoing, the following uses shall not be permitted on the Outlot without the prior written consent of Continental and Kohl’s (which consent may be granted or withheld in their sole and absolute discretion):

(A)Any uses prohibited by the Home Depot REA, including, but not necessarily limited to, residential; theater; auditorium; sports or other entertainment viewing facility (whether live, film, audio/visual or video); motor vehicle or boat dealership; discotheque; dance hall or night club; bowling alley; skating rink; billiard parlor; health spa or exercise facility; more than 9,000 aggregate square feet of medical, dental, chiropractic, business or other type of office of any kind (unless incidental to a permitted use); phone bank or call center; motor vehicle or boat storage facility; training or educational facility; adult pornographic establishments; traveling carnivals, fairs, shows, kiosks, and sales by transient merchants using vehicles or booths; a bar greater than (i) 2,000 square feet of Floor Area within 200 feet of the building on the Kohl’s Property, or (ii) 5,000 square feet of Floor Area within 500 feet of the building on the Kohl’s Property; or a home improvement center.

(B)Any retail operation in which more than twenty percent (20%) of the Occupants’ sales (based on dollar value) is derived from the sale of clothing commonly referred to as closeouts, manufacturer’s overruns, other retailer’s returned or excess inventory, manufacturer’s seconds, or imperfect merchandise.

4.3. Use of Outdoor Area. No merchandise, equipment or services, including, but not limited to, vending machines, promotional devices and similar items, shall be displayed, offered for sale or lease, or stored on the sidewalks in front of or alongside the Building or within the remainder of the Outlot without the prior written approval of Continental and Kohl’s, which approval may be granted or withheld in their sole and absolute discretion. Notwithstanding the foregoing, it shall be permissible to place a temporary or permanent ATM or other banking machine outside of the Building.

ARTICLE 5

MISCELLANEOUS

5.1. Covenants Run with the Land. The terms of this Declaration shall constitute covenants running with the land and shall inure to the benefit of October Group, NSHE, Continental and Kohl’s and their successors and assigns and be binding upon XYZ Corp as owner of the Outlot and its successors and assigns. This Declaration is not intended to supersede, modify, amend or otherwise change the provisions of any prior instrument affecting the land burdened hereby.

5.2. Remedies. October Group, NSHE, Continental and Kohl’s shall have the right to prosecute any proceedings at law or in equity against the other, or any other Person, violating or attempting to violate any of the provisions contained in this Declaration, and to recover damages for any such violation. Such proceeding shall include the right to restrain by injunction any violation or threatened violation by another of any of the terms, covenants or conditions of this Declaration, or to obtain a decree to compel performance of any such terms, covenants or conditions, it being agreed that the remedy at law for a breach of any such term, covenant or condition (except those, if any, requiring the payment of any liquidated sum) is not adequate. All of the remedies permitted or available to October Group, NSHE, Continental and Kohl’s under this Declaration or at law or in equity shall be cumulative and not alternative, and the invocation of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy.

5.3. Costs of Enforcement. If October Group, NSHE, Continental or Kohl’s brings an action at law or in equity to enforce or interpret this Declaration, the prevailing party in such action shall be entitled to recover reasonable attorneys’ fees and court costs and expert witness fees for all stages of litigation, including, but not limited to, appellate proceedings, in addition to any other remedy granted.

5.4. No Waiver. The failure of October Group, NSHE, Continental or Kohl’s to insist upon strict performance of any of the terms, covenants or conditions hereof shall not be deemed a waiver of any rights or remedies hereunder, at law or in equity and shall not be deemed a waiver of any subsequent breach or default in any of such terms, covenants or conditions. No waiver of any default under this Declaration shall be effective or binding unless made in writing and no such waiver shall be implied from any omission to take action in respect to such default. No express written waiver of any default shall affect any other default or cover any other period of time other than any default and/or period of time specified in such express waiver. One or more written waivers of any default under any provision of this Declaration shall not be deemed to be a waiver of any subsequent default in the performance of the same provision or any other term or provision contained in this Declaration.

5.5. Severability. Invalidation of any of the provisions contained in this Declaration, or of the application thereof to any person by judgment or court order, shall in no way affect any of the other provisions hereof or the application thereof to any other person and the same shall remain in full force and effect.

5.6. Amendments. This Agreement may be amended by, and only by, a written agreement signed by October Group, NSHE, XYZ Corp, Home Depot, Continental and Kohl’s and shall be effective only when recorded in the Pima County, Recorder’s office. No consent to the amendment of this Declaration shall ever be required of any party other than October Group, NSHE, Home Depot, XYZ Corp, Continental and Kohl’s.

5.7. Captions. The captions preceding the text of each article and section are included only for convenience of reference. Capitalized terms are also selected only for convenience of reference and do not necessarily have any connection to the meaning that might otherwise be attached to such term in a context outside this Declaration.

5.8. Governing Law. This Declaration shall be construed and applied in accordance with the laws of the State of Arizona.

IN WITNESS WHEREOF, October Group, NSHE and XYZ Corp have caused this Declaration to be executed as of the day and year first above written.

OCTOBER 23RD GROUP L.L.C., an Arizona limited liability company

By:	Mar Enterprises, L.L.C., an Arizona limited liability company, its Managing Member

By:
Steven A Mar, Authorized Signatory

NSHE BASSETT, LLC, an Arizona limited liability company

By:
Name:
Title:

XYZ CORP, a

By:
Name:
Title:

STATE OF ARIZONA	)
) ss.
COUNTY OF PIMA	)

The foregoing instrument was acknowledged before me this      day of January, 2003, by Steven A. Mar, as authorized signatory of Mar Enterprises, L.L.C., an Arizona limited liability company, as Managing Member of October 23rd Group L.L.C., an Arizona limited liability company.

Notary Public

My commission expires:

STATE OF )
) ss.
COUNTY OF )

The foregoing instrument was acknowledged before me this      day of January, 2003, by                                               , as                                               of NSHE Bassett, LLC, an Arizona limited liability company.

Notary Public

My commission expires:

STATE OF )
) ss.
COUNTY OF )

The foregoing instrument was acknowledged before me this      day of January, 2003, by                                               , as                  of XYX Corp, a                             .

Notary Public

My commission expires:

EXHIBIT A

TO

DECLARATION OF USE RESTRICTIONS

LEGAL DESCRIPTION OF THE KOHL’S PROPERTY

EXHIBIT B

TO

DECLARATION OF USE RESTRICTIONS

LEGAL DESCRIPTION OF THE OUTLOT

EXHIBIT C

TO

DECLARATION OF USE RESTRICTIONS

SITE PLAN

EXHIBIT E

SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

THIS AGREEMENT made as of this          day of                                 , 20    , by and between                                                                   (“Lender”) and KOHL’S DEPARTMENT STORES, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.Tenant has entered into a sublease (“Lease”) dated January         , 2003 for premises (“Premises”) located within a shopping center located in Tucson, Pima County, Arizona, all as more particularly described in the Lease.

B.Lender is the beneficiary of a Deed of Trust and Security Agreement (“Security Instrument”), between                                               (“Landlord”) and Lender, dated                     , 20      and recorded with the Pima County, Arizona Recorder as Document No.                          encumbering certain property more particularly described in Exhibit A annexed hereto (“Property”) and a specific Assignment of Leases and Rents dated                         , 20      and recorded with the Pima County, Arizona Recorder as Document No.                  (“Assignment”) assigning the Lease. Both the Security Instrument and the Assignment secure a loan or loans from Lender to Landlord.

C.Each party hereto has requested the other party to enter into this Agreement.

A G R E E M E N  T S:

NOW, THEREFORE, in consideration of the above Recitals and the agreements of the parties set forth below, and for One Dollar ($1.00) and other good and valuable consideration, the parties hereto agree as follows:

1.The Lease and each and every term and condition thereof, and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of Tenant in and to the Premises are and shall be subject and subordinate to the Security Instrument and to all of the terms and conditions contained therein, all advances made or to be made thereunder, and to any renewals, modifications, supplements, replacements, consolidations, increases and extensions thereof.

2.Lender agrees that in the event of foreclosure of the Security Instrument, or other enforcement of the terms and conditions of the Security Instrument or the exercise by Lender of its rights under the Assignment, or in the event Lender comes into possession or acquires title to the Premises as a result of foreclosure or the threat thereof, or as a result of any other means, such action shall not result in either a termination of the Lease or a diminution or impairment of any of the rights granted to Tenant in the Lease or in an increase in any of Tenant’s obligations under the Lease, including but not limited to provisions in the Lease dealing with condemnation, fire and other casualties, so long as Tenant is not in default (beyond the expiration of applicable notice and cure periods) in the payment of any monetary obligation or in default (beyond the expiration of applicable notice and cure periods) under any material non-monetary term or condition of the Lease and continues to observe and perform all of Tenant’s obligations under the Lease.

3.Tenant agrees with Lender that if the interest of Landlord in the Premises shall be transferred to Lender by reason of foreclosure or other proceedings, or by any other manner, or in the event of a foreclosure sale of the Premises to any other person, firm, or corporation, then in any of said events, Tenant shall be bound to Lender or such purchaser, grantee or other successor to Landlord’s interest (“Successor Landlord”) under all of the terms, covenants and conditions of the Lease for the balance of the term remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Successor Landlord were the landlord under the Lease. Tenant does hereby agree to attorn to the Successor Landlord.

4.At such time that Successor Landlord succeeds to the interest of Landlord under the Lease, Successor Landlord shall be bound to Tenant under all of the terms, covenants and conditions of the Lease for the balance of the term remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease; provided, however, Tenant agrees that a Successor Landlord shall not be:

(a)	personally liable for any act or omission of any prior landlord under the Lease;
(b)	bound by any base rent or additional rent which Tenant may have paid for more than the current or next succeeding month to any prior landlord; or

(c)

obligated to perform any work in the Premises or any part thereof, other than such work which is required to be performed by Landlord under the Lease from and after the date on which Successor Landlord succeeds to the interest of Landlord under the Lease.

5.Tenant will notify Lender of any default of Landlord under the Lease which Tenant believes would entitle it to cancel the Lease or abate the base rent or additional rent payable thereunder, and agrees that no notice of cancellation thereof nor any such rent abatement shall be effective against Lender unless Lender has received the notice aforesaid and has failed to cure the default within the longer of thirty (30) days after such notice or such period of time following such notice as Landlord has to cure the default which gives rise to such alleged right of cancellation or abatement (“Lender Cure Period”). All such notices shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States mail, certified or registered, postage prepaid, addressed as follows:

6.Tenant hereby acknowledges receipt of notice of the Assignment and agrees to be bound by the terms thereof and agrees that it will, upon Lender’s demand therefor, thereafter pay directly to Lender all amounts thereafter payable by Tenant to the Landlord under the Lease.

7.This Agreement shall bind and inure to the benefit of the parties hereto, their successors and assigns. As used herein, the term “Tenant” shall include the Tenant, its successors and assigns as permitted under the Lease; the words “foreclosure” and “foreclosure sale” as used herein shall be deemed to include the acquisition of Landlord’s estate in the Premises by voluntary deed (or assignment) in lieu of foreclosure, and the word “Lender” shall include the Lender specifically named herein and any of its successors and assigns, including any Successor Landlord.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the month, day and year first above written.

LENDER:

By:
Name:
Title:

Attest:
Name:
Title:

TENANT:

KOHL’S DEPARTMENT STORES, INC., a Delaware corporation

By:
Name:
Title:

STATE OF )
) SS
COUNTY OF )

Personally came before me this      day of                             , 20    , the above-named                              and                                         , to me known to be the                                  and                                         , respectively of                                     , a                                                  , to me known to be the persons who executed the foregoing instrument and acknowledged the same.

Notary Public

My Commission Expires:

STATE OF WISCONSIN	)
) SS
COUNTY OF WAUKESHA	)

Personally came before me this      day of                     , 20    , the above-named                                 , to me known to be the                              of Kohl’s Department Stores, Inc., a Delaware corporation, to me known to be the person who executed the foregoing instrument and acknowledged the same.

Notary Public

My Commission Expires:

This instrument was drafted by

and after recording should be returned to:

Alan J. Salle

Kohl’s Department Stores, Inc.

N56 W17000 Ridgewood Drive

Menomonee Falls, Wisconsin 53051

EXHIBIT E-1

PRIMARY GROUND LESSOR NON-DISTURBANCE AGREEMENT

THIS AGREEMENT is made and entered into as of the          day of January, 2003, by and between OCTOBER 23RD GROUP, LLC, an Arizona limited liability company (“Ground Lessor”), and KOHL’S DEPARTMENT STORES, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Ground Lessor is the fee owner of certain property located in the City of Tucson, County of Pima, State of Arizona and legally described in EXHIBIT A attached hereto and made a part hereof (the “Property”).

B. Pursuant to a certain Land Lease dated                     , 2002 (the “Primary Ground Lease”), notice of which is recorded in the Pima County Registry of Deeds at Book                 , page                 , Ground Lessor leased the Property to NSHE Bassett, LLC, an Arizona limited liability company (“Secondary Ground Lessor”).

C. Pursuant to a certain Lease dated                     , 2002 (the “Secondary Ground Lease”), notice of which is recorded in the Pima County Registry of Deeds at Book                 , page                 , Secondary Ground Lessor leased the Property to Continental 34 Fund Limited Partnership, a Wisconsin limited partnership (“Landlord”).

D. Landlord leased the Property to Tenant pursuant to a certain Sublease dated January                 , 2003 (the “Lease”).

E. As a condition precedent to the performance of Tenant’s obligations under the Lease, Tenant has required Ground Lessor to enter into this Agreement and Ground Lessor has agreed to enter into this Agreement.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the above Recitals and the agreements of the parties set forth below, and for One Dollar ($1.00) and other good and valuable consideration, the parties hereto agree as follows:

1. Ground Lessor agrees that if the Primary Ground Lease and the Secondary Ground Lease are terminated by reason of any default on the part of Secondary Ground Lessor or Landlord or for any other reason, then (a) the Lease and the rights of Tenant under the Lease shall not be disturbed by Ground Lessor but shall continue in full force and effect for so long as Tenant continues to observe and perform all of Tenant’s obligations under the Lease, and (b) Ground Lessor shall recognize Tenant’s rights under the Lease and be bound by all of Landlord’s obligations under the Lease, including but not limited to provisions in the Lease dealing with condemnation, fire and other casualties for the balance of the unexpired term of the Lease (including any optional extension period properly exercised), except in accordance with the provisions thereof.

2. If the interest of Secondary Ground Lessor and Landlord in the Property shall be terminated or shall be transferred to Ground Lessor, Tenant shall be bound to Ground Lessor under all of the terms, covenants and conditions of the Lease for the balance of the term remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Ground Lessor were the landlord under the Lease. Tenant does hereby agree to attorn to Ground Lessor and execute such documents confirming the same as Ground Lessor shall reasonably request.

3. Notwithstanding anything to the contrary herein, Ground Lessor shall not be liable for any default of any prior landlord, nor shall Tenant assert against Ground Lessor any claims, defenses or offsets Tenant may have had against any prior landlord except to the extent such offset is expressly provided for under the Lease. Tenant agrees that any liability which accrues to Ground Lessor, and its successors and assigns, for the performance of the obligations of the Landlord under the Lease shall be limited to the assets comprising the Property, the income therefrom and the net proceeds of the sales thereof and Tenant shall not have the right to enforce any such liability against any other assets of Ground Lessor. Ground Lessor shall not be bound by any payment of rent, additional rent or other sums made by Tenant for more than one month in advance of the due date therefor.

4. Tenant shall give Ground Lessor a copy of any notice of default it shall give to Landlord and Tenant shall not terminate the Lease on account thereof or exercise its other rights under the Lease until the same period of time afforded in the Lease for Landlord to cure such default shall have lapsed which period may run concurrently with that of Landlord, during which period Ground Lessor shall have the right, but not the obligation, to cure such default; provided, however, that if Tenant, from time to time, has agreed with a then current mortgage holder that such mortgage holder shall be afforded a longer period of time in which to cure such default, Ground Lessor shall be afforded the same period of time to cure as such mortgage holder before Tenant may terminate the Lease or exercise other rights on account thereof.

5. Tenant shall, upon notice from Ground Lessor of termination of the Ground Lease, thereafter pay directly to Ground Lessor all amounts payable by Tenant to Landlord under the Lease. Landlord hereby irrevocably and unconditionally directs Tenant to comply with such demand.

6. Notices shall be deemed given at the time of delivery to the addressee; but if delivery shall fail because of refusal or acceptance or absence of a period to accept delivery during normal business hours, the notice shall be deemed given at the time of attempted delivery as attested by the United States Postal Service or any national or regional so-called overnight courier which attempted delivery. The address of Tenant is N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051, Attention: Chairman with a copy similarly sent to Tenant at N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051, Attention: General Counsel. The address of Ground Lessor is                                                                                  . Either party may change its address by notice to the other.

7. This Agreement shall bind and inure to the benefit of the parties hereto, their successors and assigns. As used herein, the term “Tenant” shall include the Tenant, its successors and assigns as permitted under the Lease, and the word “Ground Lessor” shall include the Ground Lessor specifically named herein and any of its successors and assigns, including any Successor Landlord.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the month, day and year first above written.

GROUND LESSOR:

OCTOBER 23RD GROUP, LLC, an Arizona limited liability company

By:
Name:
Title:

TENANT:

KOHL’S DEPARTMENT STORES, INC., a Delaware corporation

By:
R. Lawrence Montgomery
Chief Executive Officer

Attest:
Richard D. Schepp
Secretary

STATE OF	)
	)	SS
COUNTY OF	)

On this              day of January, 2003, before me, a Notary Public within and for said County, personally appeared                                         , to me personally known, who, being by me duly sworn, did say that he is                                          of October 23rd Group, LLC, an Arizona limited liability company, and acknowledged the execution by him in such capacity of said instrument to be his free act and deed.

Notary Public
My Commission Expires:

STATE OF WISCONSIN	)

	)	SS
COUNTY OF WAUKESHA	)

Personally came before me this              day of January, 2003, the above-named R. Lawrence Montgomery and Richard D. Schepp, to me known to be the Chief Executive Officer and Secretary, respectively, of Kohl’s Department Stores, Inc., to me known to be the person who executed the foregoing instrument and acknowledged the same.

Notary Public
My Commission Expires:

CONSENT OF LANDLORD

Continental 34 Fund Limited Partnership, a Wisconsin limited partnership (“Landlord”), hereby consents to the foregoing agreement and, in particular, to the provisions of Section 5 thereof.

WITNESS the execution hereof under seal as of this                  day of January, 2003.

CONTINENTAL 34 FUND LIMITED PARTNERSHIP, a Wisconsin limited partnership

By:	Continental 34 Holding Company, Inc., a Delaware corporation, its general partner

By:
Daniel J. Minahan
President

STATE OF WISCONSIN	)
	)	SS
COUNTY OF MILWAUKEE	)

Personally came before me this              day of January, 2003, the above-named Daniel J. Minahan, to me known to be the President of Continental 34 Holding Company, Inc., the general partner of Continental 34 Fund Limited Partnership, to me known to be the person who executed the foregoing instrument and acknowledged the same.

Notary Public
My Commission Expires:

EXHIBIT E-2

SECONDARY GROUND LESSOR NON-DISTURBANCE AGREEMENT

THIS AGREEMENT is made and entered into as of the          day of January, 2003, by and between NSHE BASSETT, LLC, an Arizona limited liability company (“Ground Lessor”), and KOHL’S DEPARTMENT STORES, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. October 23rd Group, LLC, an Arizona limited liability company (October 23rd Group”), is the fee owner of certain property located in the City of Tucson, County of Pima, State of Arizona and legally described in EXHIBIT A attached hereto and made a part hereof (the “Property”).

B. Pursuant to a certain Land Lease dated                 , 2002, notice of which is recorded in the Pima County Registry of Deeds at Book                     , page                 , October 23rd Group leased the Property to Ground Lessor.

C. Pursuant to a certain Lease dated                     , 2002 (the “Ground Lease”), notice of which is recorded in the Pima County Registry of Deeds at Book                 , page                 , Ground Lessor leased the Property to Continental 34 Fund Limited Partnership, a Wisconsin limited partnership (“Landlord”).

D. Landlord leased the Property to Tenant pursuant to a certain Sublease dated January                 , 2003 (the “Lease”).

E. As a condition precedent to the performance of Tenant’s obligations under the Lease, Tenant has required Ground Lessor to enter into this Agreement and Ground Lessor has agreed to enter into this Agreement.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the above Recitals and the agreements of the parties set forth below, and for One Dollar ($1.00) and other good and valuable consideration, the parties hereto agree as follows:

1. Ground Lessor agrees that if the Ground Lease is terminated by reason of any default on the part of Landlord or if the Ground Lease is terminated for any other reason, then (a) the Lease and the rights of Tenant under the Lease shall not be disturbed by Ground Lessor but shall continue in full force and effect for so long as Tenant continues to observe and perform all of Tenant’s obligations under the Lease, and (b) Ground Lessor shall recognize Tenant’s rights under the Lease and be bound by all of Landlord’s obligations under the Lease, including but not limited to provisions in the Lease dealing with condemnation, fire and other casualties for the balance of the unexpired term of the Lease (including any optional extension period properly exercised), except in accordance with the provisions thereof.

2. If the interest of Landlord in the Property shall be terminated or shall be transferred to Ground Lessor, Tenant shall be bound to Ground Lessor under all of the terms, covenants and conditions of the Lease for the balance of the term remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Ground Lessor were the landlord under the Lease. Tenant does hereby agree to attorn to Ground Lessor and execute such documents confirming the same as Ground Lessor shall reasonably request.

3. Notwithstanding anything to the contrary herein, Ground Lessor shall not be liable for any default of any prior landlord, nor shall Tenant assert against Ground Lessor any claims, defenses or offsets Tenant may have had against any prior landlord except to the extent such offset is expressly provided for under the Lease. Tenant agrees that any liability which accrues to Ground Lessor, and its successors and assigns, for the performance of the obligations of the Landlord under the Lease shall be limited to the assets comprising the Property, the income therefrom and the net proceeds of the sales thereof and Tenant shall not have the right to enforce any such liability against any other assets of Ground Lessor. Ground Lessor shall not be bound by any payment of rent, additional rent or other sums made by Tenant for more than one month in advance of the due date therefor.

4. Tenant shall give Ground Lessor a copy of any notice of default it shall give to Landlord and Tenant shall not terminate the Lease on account thereof or exercise its other rights under the Lease until the same period of time afforded in the Lease for Landlord to cure such default shall have lapsed which period may run concurrently with that of Landlord, during which period Ground Lessor shall have the right, but not the obligation, to cure such default; provided, however, that if Tenant, from time to time, has agreed with a then current mortgage holder that such mortgage holder shall be afforded a longer period of time in which to cure such default, Ground Lessor shall be afforded the same period of time to cure as such mortgage holder before Tenant may terminate the Lease or exercise other rights on account thereof.

5. Tenant shall, upon notice from Ground Lessor of termination of the Ground Lease, thereafter pay directly to Ground Lessor all amounts payable by Tenant to Landlord under the Lease. Landlord hereby irrevocably and unconditionally directs Tenant to comply with such demand.

6. Notices shall be deemed given at the time of delivery to the addressee; but if delivery shall fail because of refusal or acceptance or absence of a period to accept delivery during normal business hours, the notice shall be deemed given at the time of attempted delivery as attested by the United States Postal Service or any national or regional so-called overnight courier which attempted delivery. The address of Tenant is N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051, Attention: Chairman with a copy similarly sent to Tenant at N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051, Attention: General Counsel. The address of Ground Lessor is                                                                          . Either party may change its address by notice to the other.

7. This Agreement shall bind and inure to the benefit of the parties hereto, their successors and assigns. As used herein, the term “Tenant” shall include the Tenant, its successors and assigns as permitted under the Lease, and the word “Ground

Lessor” shall include the Ground Lessor specifically named herein and any of its successors and assigns, including any Successor Landlord.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the month, day and year first above written.

GROUND LESSOR:

NSHE BASSETT, LLC, an Arizona limited liability company

By:
Name:
Title:

TENANT:

KOHL’S DEPARTMENT STORES, INC., a Delaware corporation

By:
R. Lawrence Montgomery
Chief Executive Officer

Attest:
Richard D. Schepp
Secretary

STATE OF	)
	)	SS
COUNTY OF	)

On this              day of January, 2003, before me, a Notary Public within and for said County, personally appeared                                              , to me personally known, who, being by me duly sworn, did say that he is                                                       of NSHE Bassett, LLC, an Arizona limited liability company, and acknowledged the execution by him in such capacity of said instrument to be his free act and deed.

Notary Public
My Commission Expires:

STATE OF WISCONSIN	)
	)	SS
COUNTY OF WAUKESHA	)

Personally came before me this              day of January, 2003, the above-named R. Lawrence Montgomery and Richard D. Schepp, to me known to be the Chief Executive Officer and Secretary, respectively, of Kohl’s Department Stores, Inc., to me known to be the person who executed the foregoing instrument and acknowledged the same.

Notary Public
My Commission Expires:

CONSENT OF LANDLORD

Continental 34 Fund Limited Partnership, a Wisconsin limited partnership (“Landlord”), hereby consents to the foregoing agreement and, in particular, to the provisions of Section 5 thereof.

WITNESS the execution hereof under seal as of this                  day of January, 2003.

CONTINENTAL 34 FUND LIMITED PARTNERSHIP, a Wisconsin limited partnership

By:	Continental 34 Holding Company, Inc., a Delaware corporation, its general partner

By:
Daniel J. Minahan
President

STATE OF WISCONSIN	)
	)	SS
COUNTY OF MILWAUKEE	)

Personally came before me this          day of January, 2003, the above-named Daniel J. Minahan, to me known to be the President of Continental 34 Holding Company, Inc., the general partner of Continental 34 Fund Limited Partnership, to me known to be the person who executed the foregoing instrument and acknowledged the same.

Notary Public
My Commission Expires:

EXHIBIT F

TENANT’S ESTOPPEL CERTIFICATE

RE:

Sublease dated January         , 2003, between Continental 34 Fund Limited Partnership (“Landlord”), and Kohl’s Department Stores, Inc., (“Tenant”), for premises located in Tucson, Arizona (collectively, the “Lease”).

To Landlord, Lender, and whomever else it may concern:

The undersigned Tenant under the Lease certifies that as of this date, the status of the Lease is as follows:

1.	The Lease, together with the documents listed below, constitutes the entire and only agreements between Landlord and Tenant with respect to the demised premises identified therein (“Premises”).
2.

The Lease is in full force and effect and, to Tenant’s knowledge, Tenant does not have nor is entitled to any credit, offset or claim against the obligation to pay rent or other charges, either by reason of prepayment thereof, Landlord’s acts or omissions, or for any other reason.

3.	a.)The commencement date of the Lease was and the expiration date of the initial Term of the Lease is .
b.)	There are no options remaining unexercised on the part of the Tenant to renew the Lease except: ( ) options of five (5) years each.
c.)	Monthly minimum rents, currently and future, are payable as set forth in Schedule “A” at the end hereof.
4.	Tenant is open for business in the Premises (if applicable).
5.

That except as set forth in the Lease, Tenant has no right to cancel or terminate the Lease, no option or right to purchase the premises or the shopping center property or any part thereof, and no right of first refusal whatsoever, except as set forth in the Lease.

6.	The security deposit being held by Landlord on the date hereof in accordance with the Lease is $0.00.
7.	All guaranteed minimum rent, common area maintenance charges, real estate taxes, and other sums payable by Tenant under the Lease have been paid in accordance with the provisions of the Lease.
8.	Tenant has not been granted and is not entitled to any free rental or any concession in or abatement of rent, except as stated in the Lease.

9.	All of Landlord’s Work to be performed by Landlord has been heretofore completed to the full satisfaction of Tenant, except .
10.	To Tenant’s knowledge, no default exists under the Lease on the part of Landlord.
11.	No installment of rent has been paid more than one (1) month in advance of the due date thereof.
12.	A true and complete copy of the Lease and all exhibits and amendments thereto, if any, are attached hereto and made a part hereof.

This estoppel certificate shall bar Tenant from asserting any claim that is based upon facts contrary to those asserted herein to the extent the claim is asserted against a bona fide purchaser or encumbrancer for value who has acted in reasonable reliance upon this estoppel certificate without knowledge of facts to the contrary of those contained herein. Notwithstanding anything to the contrary contained herein, the undersigned shall in no event subject to damages arising out of the negligent or inadvertent failure of the undersigned to disclose correct or relevant information in this estoppel certificate.

Dated:

TENANT:

KOHL’S DEPARTMENT STORES, INC., a Delaware corporation

By:
Name:
Title:

LANDLORD ESTOPPEL CERTIFICATE

[letterhead of Landlord]

Re:	Sublease dated January , 2003, by and between Continental 34 Fund Limited Partnership (“Landlord”) and Kohl’s Department Stores, Inc. (“Tenant”) for premises located in Tucson, Arizona (the “Lease”)

Dear Sir or Madam:

Pursuant to Section 24.1 of the Lease, the undersigned, as Landlord under the Lease, hereby certifies the following:

1.

The Lease is in full force and effect on the date hereof, and except as set forth in Exhibit A attached hereto, (a) the Lease has not been amended, modified or supplemented and (b) the Lease is the entire agreement between Tenant and the undersigned with respect to the Premises.

2.

Except as set forth in Exhibit B attached hereto, (a) Landlord has not given Tenant notice of any default under the Lease which has not since been cured and (b) to Landlord’s actual knowledge, there is no event or occurrence, which with the giving of notice or passage of time, or both, would constitute a default by Tenant under the Lease.

3.	Except as set forth in Exhibit B, Landlord knows of no existing defenses, offsets, counterclaims or credits against the enforcement of the Lease by Tenant.
4.	The current address to which notices sent under the Lease are to be sent to Landlord is .
5.	Tenant has annual fixed rent and other charges under the Lease through , 20 .
6.	The annual fixed rent due under the Lease is as follows:

Period                                             Annual Fixed Rent

7.

The Commencement Date under the Lease is                                                                                       , 20      , the expiration date of the initial Term of the Lease is                                                                                                           , 20      , and Tenant has eight (8) options to extend the term of the Lease for successive periods of five (5) years each.

8.	Landlord has not mortgaged or assigned its interest in the Lease except for mortgages or assignments which are of record.

This estoppel certificate shall bar Landlord from asserting any claim that is based upon facts contrary to those asserted herein to the extent the claim is asserted against a bona fide purchaser or encumbrancer for value who has acted in reasonable reliance upon this estoppel certificate without knowledge of facts to the contrary of those contained herein. Notwithstanding anything to the contrary contained herein, the undersigned shall in no event subject to damages arising out of the negligent or inadvertent failure of the undersigned to disclose correct or relevant information in this estoppel certificate.

Capitalized terms which are not otherwise defined herein shall have the meanings given to such terms in the Lease.

This certificate is executed and delivered as the      day of                 , 20    .

CONTINENTAL 34 FUND LIMITED PARTNERSHIP, a Wisconsin limited partnership

By:	Continental 34 Holding Company, Inc., a Delaware corporation, its general partner

By:
Daniel J. Minahan
President

EXHIBIT G

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE, entered into as of the          day of January, 2003, by and between CONTINENTAL 34 FUND LIMITED PARTNERSHIP, a Wisconsin limited partnership (“Landlord”) and KOHL’S DEPARTMENT STORES, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord has a ground lessee interest certain land (the “Land”) located in Pima County, Arizona, and legally described in EXHIBIT A attached hereto and depicted on EXHIBIT B attached hereto;

WHEREAS, Landlord and Tenant entered into a Sublease of even date herewith (the “Lease”), whereby Landlord demised and leased to Tenant the Land for the term set forth below (and at a rental and upon such other terms and conditions as are stated in the Lease); and

WHEREAS, under the Lease, Tenant has agreed to construct the building identified on EXHIBIT B as the Kohl’s Building” (the “Building”); and

WHEREAS, Landlord and Tenant wish to place notice of the Lease on record.

NOW, THEREFORE, Landlord and Tenant hereby execute this Memorandum of Lease for the purpose of evidencing Tenant’s interest in the Land and the Building (collectively, the “Premises”), TO HAVE AND TO HOLD the Premises unto Tenant upon the terms, covenants and conditions contained in the Lease, for a term expiring on January 31, 2024, subject to eight (8) separate options to extend the term for successive periods of five (5) years each.

This Memorandum of Lease is made and executed and is to be recorded in the office of the Pima County, Arizona Recorder for the purpose of giving notice of the Lease and the rights of the parties thereunder.

This Memorandum of Lease is subject in each and every respect to the rental and other terms, covenants and conditions contained in the Lease, which is incorporated herein by this reference, and is executed by Landlord and Tenant with the understanding and agreement that nothing contained herein shall in any manner alter, modify or vary the rental or other terms, covenants or conditions of the Lease.

1. Section 6.4 of the Lease provides for the following:

Landlord shall not, without the prior written consent of Tenant, which consent may be withheld in Tenant’s sole discretion, do the following:

(i) make any change to the Building except as otherwise provided in this Lease;

(ii) close, restrict or otherwise alter the entrances to the Premises except to the extent that Landlord is required to do so to comply with the requirements of a governmental agency having jurisdiction over the Premises or access to the Premises (i.e., no alternative means of compliance is available to Landlord); or

(iii) change the size, configuration and/or location of the parking areas and access drives of the Premises except to the extent that Landlord is required to do so to comply with the requirements of a governmental agency having jurisdiction over the Premises or access to the Premises.

Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of the day, month and year first above written.

LANDLORD:

CONTINENTAL 34 FUND LIMITED PARTNERSHIP, a Wisconsin limited partnership

By:	Continental 34 Holding Company, Inc., a Delaware corporation, its general partner

By:
Daniel J. Minahan
President

TENANT:

KOHL’S DEPARTMENT STORES, INC., a Delaware corporation

By:
R. Lawrence Montgomery
Chief Executive Officer

Attest:
Richard D. Schepp
Secretary

STATE OF WISCONSIN	)
) SS
COUNTY OF WAUKESHA	)

Personally came before me this          day of January, 2003, the above-named Daniel J. Minahan to me known to be the President of Continental 34 Holding Company, Inc., a Delaware corporation, the general partner of Continental 34 Fund Limited Partnership, to me known to be the person who executed the foregoing instrument and acknowledged the same.

Notary Public,
My Commission Expires:

STATE OF WISCONSIN	)
) SS
COUNTY OF WAUKESHA	)

Personally came before me this          day of January, 2003, the above-named R. Lawrence Montgomery and Richard D. Schepp, to me known to be the Chief Executive Officer and Secretary, respectively, of Kohl’s Department Stores, Inc., to me known to be the person who executed the foregoing instrument and acknowledged the same.

Notary Public,

My Commission Expires:

This instrument was drafted by and should be returned to: Alan J. Salle Kohl’s Department Stores, Inc. N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin 53051	NOTE:	DOCUMENT IS TO BE PUT IN A RECORDABLE FORM PRIOR TO EXECUTION AND RECORDING

EXHIBIT H

SIGN CRITERIA

1. Any occupant of the Premises occupying less than ten thousand (10,000) square feet of Floor Area may have only one (1) identification sign placed on the exterior of the building it occupies; provided, however, that if any such occupant is located at the corner of a building, then such occupant may have an identification sign on each side of such corner. Any occupant occupying at least ten thousand (10,000) square feet of Floor Area may have more than one identification sign placed on the exterior of the building it occupies.

2. No occupant identification sign attached to the exterior of a building shall be:

a. placed on canopy roofs extending above the building roof, placed on penthouse walls, or placed so as to project above the parapet, canopy or top of the wall upon which it is mounted;

b. placed at any angle to the building; provided, however, the foregoing shall not apply to any sign located under a sidewalk canopy if such sign is at least eight (8) feet above the sidewalk;

c. painted on the surface of any building;

d. flashing, moving or audible signs;

e. signs employing exposed raceways, exposed neon tubes (except for interior window signs), exposed ballast boxes, or exposed transformers; or

f. paper or cardboard signs, temporary signs (exclusive of contractor signs), stickers or decals; provided, however, the foregoing shall not prohibit the placement at the entrance of each occupant’s space a small sticker or decal, indicating hours of business, emergency telephone numbers, acceptance of credit cards, and other similar bits of information.

No occupant of less than ten thousand (10,000) square feet of Floor Area shall have an exterior sign which identifies leased departments and/or concessionaires operating under the occupant’s business or trade name, nor shall such sign identify specific brands or products for sale or services offered within a business establishment, unless such identification is used as part of the occupant’s trade name.

3. Notwithstanding anything contained herein to the contrary, Landlord and Tenant shall be permitted to place within the Common Area directional signs or informational signs such as “Handicapped Parking”, the temporary display of “grand opening”, “now hiring” or “coming soon” signs, the temporary display of leasing information and the temporary erection of one sign identifying each contractor working on a construction job.

EXHIBIT H-1

Building Signage

(Copy Attached)

KOHL'S SIGN CRITERIA

47'-0"
6'-0"
KOHL'S

6'-0" LETTER SET
120 VOLT (1) 30 AMP CIRCUIT

.063" ALUM. RETURNS
PAINT SATIN BLACK
12"
6 1/4"
5 3/4"
1"X1"x1/16" ALUM RETAINER
PAINT SATIN BLACK
7/8" x 7/8"x1/16" CONTINUOUS
BACKING ANGLE, WELD TO RETURNS
STD. TUBE SUPPORTS
1/2" ALUM NUT WELDED TO BACK
.187 #7328 WHITE
FLAT ACRYLIC FACES
(1 PIECE, NO SEAMS)
15mm 6500 WHITE EGL NEON
EGL K-4 GAS AND
8 cec EGL PREMIUM ELECTRODES
1/2" NIPPLE
.080" ALUM. BAFFLE
PAINT INSIDE WHITE
ALL SERVICE DOORS IN BAFFLE
7/8" X 7/8" BACKING ANGLE
WELDED TO RETURNS
SEE DETAIL B
2 1/2" LOUVERS
IN TOP OF BACK
CUSTOM 2 1/2"X3 1/2"
WALL ANGLES
PAINT SATIN BLACK
4" LOUVER IN TOP OF BAFFLE
.080" ALUM BACKS
PAINT SATIN BLACK
#100 GLASS HOUSING
30 ma HPF TRANSFORMER
PRIMARY ELECTRIC
6' WHIPS OUT OF LETTER
3 WIRE
1/2" LIQUID TITE, BY INSTALLER
RECESSED SAFETY SWITCH
ON BOTTOM END
MOUNTING HARDWARE

EXHIBIT H-2

Pylon Signage

(Copy Attached)

10'-6" @ BASE
8'-6"
8'-0"
10'-0"
6'-0"
1'-6"
7'-0"
2'-0"
1'-2"
8'-3"
2'-0"
8'-0"
2'-0" Ø
KOHL'S
0000-0000

① FRONT ELEVATION - SCALE 3/8" = 1'-0"

② SIDE ELEVATION - SCALE 3/8" = 1'-0"

SPECIFICATIONS

1. FINISH GRADE
2. ALUMINUM BASE TEXTURED AND PAINTED TO MATCH ICI "PAVILION PEACH" #440
3. INTERNALLY ILLUMINATED ALUMINUM SIGN CABINET W/800ma FLUORESCENT LIGHTING TEXTURED AND PAINTED TO MATCH ICI "WHITE ON WHITE" #1016
4. LEXAN™ SIGN FACE W/FIRST SURFACE APPLIED VINYL GRAPHICS
5. SIGN FACE RETAINER - PAINT TO MATCH ICI "GOODWIN COURT" #1262
6. REVEAL - PAINT TO MATCH ICI "GOODWIN COURT" #126
7. 6" HIGH FCO ADDRESS NUMERALS - PAINT BLACK
8. EPS FOAM CORNICE - PAINT TO MATCH ICI "WHITE ON WHITE" #1016
9. 2"x2"x1/4" ALUMINUM ANGLE FRAMING THROUGHOUT
10. J-BOX & DISCONNECT SWITCH W/PRIMARY CIRCUIT ISOLATED
11. ELECTRICAL REQUIREMENTS: (1) CIRCUIT 20A 277V
12. 8" Ø STD. STEEL PIPE - PER ASA ENGINEERING
13. 2' Ø x 8' 2500 PSI CONCRETE FOOTING - PER ASA ENGINEERING

NOTE: PAINT COLORS HAVE BEEN SELECTED FROM COLORS USED ON "THE HOME DEPOT" BUILDING ELEVATION

NOTE: KOHL'S COLOR SPECIFICATION
BACKGROUND: PMS-186c
COPY: WHITE

BIELER INDUSTRIES
2030 WEST DESERT COVE AVE.
PHOENIX, ARIZONA 85029
602.944.3117
FAX 602.395.0759
SALES@BIELERINDUSTRIES.COM

The Home Depot
7677 E. Broadway Blvd.
Tucson, AZ.

10' Multi Tenant Monument Sign

Dan Horton	Paul Bieler
2003-A-001	01/28/03
3/8" = 1'-0"	
MS1C	△ △ △ △

© 2003, BIELER INDUSTRIES, LTD.

APPROVED BY:

X

MS1C.ai

12'-6" @ BASE
10'-0"
7'-0"
2'-2"
KOHL'S
THE HOME DEPOT
7'-0"
12'-0"
0000-0000
2'-0"
2'-2"
10'-4"
2'-0"
8'-0"
2'-0" Ø
1 FRONT ELEVATION - SCALE 3/8" = 1'-0"
2 SIDE ELEVATION - SCALE 3/8" = 1'-0"

SPECIFICATIONS

1. FINISH GRADE
2. ALUMINUM BASE TEXTURED AND PAINTED TO MATCH ICI "PAVILION PEACH" #440
3. INTERNALLY ILLUMINATED ALUMINUM SIGN CABINET W/800ma FLUORESCENT LIGHTING TEXTURED AND PAINTED TO MATCH ICI "WHITE ON WHITE" #1016
4. LEXAN™ SIGN FACE W/FIRST SURFACE APPLIED VINYL GRAPHICS
5. SIGN FACE RETAINER - PAINT TO MATCH ICI "GOODWIN COURT" #1262
6. REVEAL - PAINT TO MATCH ICI "GOODWIN COURT" #126
7. 6" HIGH FCD ADDRESS NUMERALS - PAINT BLACK
8. EPS FOAM CORNICE - PAINT TO MATCH ICI "WHITE ON WHITE" #1016
9. 2"x2"x1/4" ALUMINUM ANGLE FRAMING THROUGHOUT
10. J-BOX & DISCONNECT SWITCH W/PRIMARY CIRCUIT ISOLATED
11. ELECTRICAL REQUIREMENTS: (1) CIRCUIT 20A 277V
12. 8" Ø STD. STEEL PIPE - PER ASA ENGINEERING
13. 2' Ø x 8' 2500 PSI CONCRETE FOOTING - PER ASA ENGINEERING

NOTE: PAINT COLORS HAVE BEEN SELECTED FROM COLORS USED ON "THE HOME DEPOT" BUILDING ELEVATION

NOTE: KOHL'S COLOR SPECIFICATION
BACKGROUND: PMS-186c
COPY: WHITE

bleier INDUSTRIES

3030 WEST DESERT COVE AVE.
PHOENIX, ARIZONA 85029
602.944.3117
FAX 602.395.0752
SALES@BLEIERINDUSTRIES.COM

The Home Depot 7677 E. Broadway Blvd. Tucson, AZ	
12' Multi Tenant Monument Sign	
Dan Horton	Paul Bleier
2005-A-001	01/28/05
3/8" = 1'-0"	
MS2C	

APPROVED BY:

X

MS2C.ai

EXHIBIT I

PROHIBITED USES

(a)	Uses prohibited by the Home Depot REA.

EXHIBIT J

GUARANTY OF LEASE

For value received and in consideration for, and as an inducement to Landlord to enter into that certain Sublease dated as of January         , 2003, entered into by and between Continental 34 Fund Limited Partnership, a Wisconsin limited partnership, as landlord, and Kohl’s Department Stores, Inc., as tenant (the “Lease”), the undersigned, Kohl’s Corporation, a Wisconsin corporation, hereby guarantees the payment and performance of all obligations of Kohl’s Department Stores, Inc. now or hereafter arising under the Lease.

All obligations and liabilities to the undersigned pursuant to this Guaranty shall be binding upon the successors and assigns of the undersigned. This Guaranty may be relied upon and enforced by Landlord, its successors and assigns.

Dated this          day of January, 2003.

KOHL’S CORPORATION, a Wisconsin corporation

By:
R. Lawrence Montgomery
Chief Executive Officer

Attest:
Richard D. Schepp
Secretary

EXHIBIT K

EXTERIOR ELEVATIONS

(Copy Attached)

FIRST AMENDMENT TO SUBLEASE

THIS FIRST AMENDMENT TO SUBLEASE (this “First Amendment”) is made and entered into as of the 10th day of June, 2003, by and between NSHE BASSETT, LLC, an Arizona limited liability company having an office at 10850 West Park Place, 6th Floor, Milwaukee, Wisconsin 53224 (“Landlord”), and KOHL’S DEPARTMENT STORES, INC., a Delaware corporation having an office at N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051 (“Tenant”).

W I T N E S S E T H :

WHEREAS, Continental 34 Fund Limited Partnership, a Wisconsin limited partnership (“Continental 34 Fund”), and Tenant entered into that certain Sublease dated as of January 30, 2003 (the “Lease”), whereby Continental 34 Fund leased to Tenant certain Premises (as defined in the Lease) located in the City of Tucson, County of Pima, State of Arizona;

WHEREAS, pursuant to that certain Assignment dated as of June 5, 2003, Continental 34 Fund assigned all of its rights and obligations under the Lease to Landlord; and

WHEREAS, Landlord and Tenant desire to amend the Lease as more particularly set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. Defined Terms. Each capitalized term not otherwise defined herein shall have the meaning given to such term in the Lease.

2. Amendments. The Lease is hereby amended as follows:

A. First Amendment to Reciprocal Ingress-Egress Easement Agreement. Section 1.3 of the Lease is hereby deleted in its entirety.

B. Governmental Approvals Contingency. Tenant acknowledges and agrees that Tenant’s termination right in Section 4.2(d) of the Lease expired on May 30, 2003.

C. Pad Preparation Work. Tenant acknowledges and agrees that Tenant’s termination right in Section 4.2(e) of the Lease has expired as Landlord completed the Pad Preparation Work within the timeframe required by the Lease.

D. Plans and Specifications for Landlord’s Work. EXHIBIT C of the Lease is hereby deleted and replaced in its entirety with EXHIBIT C attached hereto and made a part hereof.

E. Secondary Ground Lessor Non-Disturbance Agreement. EXHIBIT E-2 of the Lease is hereby deleted in its entirety. In addition, Section 13.2 of the Lease is hereby deleted and replaced in its entirety with the following:

“SECTION 13.2. Landlord has caused Primary Ground Lessor to execute and deliver to Tenant a Ground Lessor Non-Disturbance Agreement substantially in the form as that attached hereto as EXHIBIT E-1.”

3. Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same agreement.

4. Governing Provision. In the event of a conflict between the provisions of this First Amendment and the Lease, the provisions of this First Amendment shall govern, control and prevail.

5. Survival of Remaining Terms. Except as expressly modified in this First Amendment, the terms and provisions of the Lease are hereby ratified and affirmed and shall continue in full force and effect.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed as of the date first set forth above.

LANDLORD:

NSHE BASSETT, LLC, an Arizona limited liability company

By:	Continental 34 Fund Limited Partnership, a Wisconsin limited partnership, its sole member

	By:	Continental 34 Holding Company, Inc., a Delaware corporation, its general partner

		By:	/s/ Daniel J. Minahan
Daniel J. Minahan President

TENANT:

KOHL’S DEPARTMENT STORES, INC., a Delaware corporation

By:	/s/ R. Lawrence Montgomery
R. Lawrence Montgomery
Chairman and Chief Executive Officer

Attest:	/s/ Richard D. Schepp
Richard D. Schepp
Secretary

EXHIBIT C

PLANS AND SPECIFICATIONS FOR LANDLORD’S WORK

[see attached]

DRAWING ISSUE RECORD Entranco Project Name: Kohl’s Development Entranco Project Number: 2-40-02182	Updated: 06/04/2003

Sheet No.	Sheet Title	Date Revised (Lower Right Margin)	Date Sealed	Date Issued	Revision
CIVIL CD’S
C1	Cover Sheet	12/24/2002	01/08/2003	01/10/2003
C2	Notes & Legend	12/24/2002	01/08/2003	01/10/2003
C3	(Reserved)	—	—	—
C4	(Reserved)	—	—	—
C5	Site Plan	02/19/2003	02/25/2003	02/25/2003	1
C6	Utility Plan	01/08/2003	01/08/2003	01/10/2003
C7 (E-1)	Electrical Site Plan	—	05/20/2003	05/21/2003	1
C8 (E-2)	Panel Schedule, Fixture Schedule, Notes & Pole Base	—	12/16/2002	01/10/2003
C9	Water Distribution Plan	02/07/2003	02/07/2003	02/25/2003	1
C10	(Reserved)	—	—	—
C11	(Reserved)	—	—	—
C12	Grading Plan - Cover Sheet	12/23/2002	12/23/2002	01/10/2003
C13	Grading Plan	02/19/2003	02/25/2003	02/25/2003	1
C14	Grading Details	12/23/2002	12/23/2002	01/10/2003
C15	(Reserved)	—	—	—
C16	Horizontal Control Plan	02/19/2003	02/25/2003	02/25/2003	1
C17	Storm Water Pollution Prevention Plan	12/23/2002	12/23/2002	01/10/2003
C18	(Reserved)	—	—	—
C19	Details	12/23/2002	12/23/2002	01/10/2003
C20	Details	12/23/2002	12/23/2002	01/10/2003
C21	Details	12/23/2002	12/23/2002	01/10/2003
LANDSCAPE
L1	General Information	10/14/2002	11/02/2002	01/15/2003
L2	Landscape Plan	10/14/2002	11/02/2002	01/15/2003
L3	Irrigation Plan	10/14/2002	11/02/2002	01/15/2003
L4	Landscape Schedule & Details	10/14/2002	11/02/2002	01/15/2003
L5	Irrigation Schedule & Details	10/14/2002	11/02/2002	01/15/2003
OTHER
E-3	Site Photometrics Plan	05/08/2003 (Lower Left Margin)	—	05/12/2003

SE Tucson, AZ #688

Second Amendment to Sublease

SECOND AMENDMENT TO SUBLEASE

THIS SECOND AMENDMENT TO SUBLEASE (this “Second Amendment”) is made as of the 6 day of February, 2020 (the “Effective Date”) by and between NSHE BASSETT, LLC, an Arizona limited liability company (“Landlord”) and KOHL’S DEPARTMENT STORES, INC., a Delaware corporation (“Tenant”).

Preliminary Statements

A. Landlord is the owner of a ground leasehold interest in the Premises (as hereinafter defined) located in the City of Tucson, Pima County, Arizona.

B. Landlord, as successor-in-interest by assignment to the original named sublandlord, Continental 34 Fund Limited Partnership (“Original Landlord”), and Tenant, as the original named subtenant and successor-in-interest by assignment to Kohl’s Pennsylvania, Inc., a Pennsylvania corporation (“KP”), are parties to that certain Sublease dated as of January 30, 2003 (the “Original Lease”), as amended by: (i) those certain Letter Agreements between Landlord and Tenant dated January 30, 2003, and between Landlord and KP dated December 9, 2003 (collectively, the “Letter Agreements”); and (ii) that certain First Amendment to Sublease dated as of June 10, 2003 (the “First Amendment” which, together with the Original Lease, Original MOL and the Letter Agreements is sometimes collectively referred to herein as the “Existing Lease”) for certain premises located at 199 N. Pantano Road, Tucson, AZ as more particularly described and depicted in the Existing Lease (the “Premises”). Capitalized terms used in this Second Amendment that are defined in the Existing Lease shall have the same meanings herein as are ascribed to such terms in the Existing Lease unless otherwise defined herein or the context dictates otherwise. For purposes of the Existing Lease and this Second Amendment, references to “the Lease” or “this Lease” or words of similar import shall mean and refer to the Existing Lease, as amended by this Second Amendment, unless the context clearly dictates otherwise.

C. The initial Term of the Existing Lease is fixed to expire on January 31, 2024. Landlord and Tenant now desire to amend the Existing Lease to, among other things, (i) extend the initial Term, (ii) adjust the number of extension options available to Tenant, and (iii) adjust the amount of annual fixed rent payable from and after the Effective Date all as more particularly described below.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into this Second Amendment by this reference as if fully set forth hereinbelow, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Existing Lease as follows:

1. Extension of Term. As of the Effective Date, Landlord and Tenant hereby agree to extend the initial Term of the Lease (from the current expiration date of January 31, 2024) through and including January 31, 2030, upon and subject to all of the terms and conditions contained in the Lease.

2. Extension Options. Notwithstanding anything to the contrary in the Lease, Landlord and Tenant hereby acknowledge and agree that following the expiration of the Term of the Lease as extended in Section 1 above, Tenant has seven (7) remaining options to extend the term pursuant to Section 2.1 of the Original Lease (collectively, the “Extension Options,” and each an “Extension Option”) for additional periods of five (5) years each (each, an “Extension Term”) upon and subject to all of the terms of the Lease. During any applicable Extension Term, all references in the Lease to the “Term” shall mean and refer to the Term, as extended by any applicable Extension Term herein. Each Extension Term may be exercised in accordance with and subject to the terms of Section 2.1 of the Original Lease, except that annual fixed rent payable during each 5-year Extension Term shall be as set forth in the annual fixed rent table set forth below in Section 3 hereof.

3. Annual Fixed Rent. As of the Effective Date, Landlord and Tenant hereby agree that (i) Section 5.1(a) of the Original Lease is hereby deleted in its entirety, and (ii) the sole amount of fixed annual rent payable by Tenant to Landlord under the Lease during the remainder of the initial Term (or any subsequent Extension Term) shall be as set forth in the annual fixed rent table below:

Period	Annual Fixed Rent	Monthly Installment
Effective Date - 1/31/2024	$823,962.56	$68,663.55
2/1/2024 - 1/31/2030 (end of initial Term)	$864,630.24	$72,052.52
First Extension Term* 2/1/2030 - 1/31/2035	$872,586.96	$72,715.58
Second Extension Term* 2/1/2035 - 1/31/2040	$916,790.96	$76,399.25
Third Extension Term* 2/1/2040 - 1/31/2045	$960,994.96	$80,082.91
Fourth Extension Term* 2/1/2045 - 1/31/2050	$1,036,816.00	$86,401.33
Fifth Extension Term* 2/1/2050 - 1/31/2055	$1,049,402.96	$87,450.25
Sixth Extension Term* 2/1/2055 - 1/31/2060	$1,093,606.96	$91,133.91
Seventh Extension Term* 2/1/2060 - 1/31/2065	$1,137,810.96	$94,817.58
*

Each Extension Term shall only be applicable to the extent that Tenant exercises each applicable Extension Option, subject to the terms of Section 2.1 of the Original Lease, as amended in Section 2 of this Second Amendment.

Landlord acknowledges that if Tenant has paid monthly fixed rent at the prior rate set forth in Section 5.1 of the Original Lease (i.e., $866,398 annually and $72,199.83 monthly) (the “Prior Rate”) for any period from and after the Effective Date, then Tenant shall be entitled to offset such overpayment (in fixed rent paid at the Prior Rate for any period from and after Effective Date) against fixed rent next coming due hereunder by an amount equal to $117.88 per day toward the end that Tenant shall only pay fixed rent from the Effective Date in the amount set forth in the table above.

4. Tenant Lease Rights.

(a) Upon Tenant’s written request, at no additional cost to Landlord, Landlord shall cooperate with Tenant’s pursuit of signage for any subtenant within the Premises (each a “Subtenant”) in the areas limited to (i) all the exterior walls of the Building, and/or (ii) use of any available panel position on the Shopping Center signs, or pursuit of independent and new monument or pylon signs, and/or (iii) splitting the existing signage available to Tenant. Without limiting or modifying Tenant’s rights under the Existing Lease, if necessary, Landlord shall, at no additional cost to Landlord, exercise commercially reasonable efforts to amend (or obtain any required consent or waiver under) any reciprocal easement agreement, declaration or other agreement in effect in the Shopping Center as of the Effective Date that is superior to the Lease and to which Tenant and the Premises are subject to or bound by, if any (the “Existing Restrictions”), to permit any sign modification or construction proposed by Tenant pursuant to this Section 4(a), as described hereinabove, and/or to cooperate with Tenant in securing any additional permits or authority necessary from time to time for any such work.

(b) Upon Tenant’s written request, Landlord shall execute and deliver to a Subtenant under an Approved Sublease (as hereinafter defined) an agreement in form and substance reasonably satisfactory to Landlord and such Subtenant to the effect that, upon any termination of the Lease by Landlord, such Approved Sublease and the rights of the Subtenant thereunder shall not be disturbed by Landlord but shall continue in full force and effect and Landlord shall assume the obligations of the landlord under the Approved Sublease (a “Non-Disturbance Agreement”). As used herein, an “Approved Sublease” is a sublease where: (i) the Subtenant (A) pays more in fixed rent on a per square foot basis than Tenant pays under the Lease, (B) has a market capitalization that exceeds Two Hundred Million Dollars ($200,000,000.00), and (C) operates a business that has thirty (30) or more stores operating under the same or similar trade name; and (ii) the Approved Sublease is on terms and conditions which are no more onerous to the sublandlord thereunder than those pertaining to Landlord under the Lease or if the terms and conditions of the Approved Sublease are more onerous, then the Subtenant shall be required to reimburse Landlord for any additional costs related to Landlord’s performance of any added obligation, and (iii) the Approved Sublease is for no less than 20,000 square feet of the Kohl’s Building.

5. Prohibited Uses Applicable to the Premises. Anything in the Existing Lease to the contrary notwithstanding, including anything to the contrary in Section 19.1 thereof or on Exhibit I of the Existing Lease which is applicable to Tenant or the Premises, Landlord agrees that, as between Landlord and Tenant, any use restriction in the Lease that would restrict or prevent Tenant or any assignee or Subtenant from operating any Additional Permitted Uses (as hereinafter defined) will no longer be applicable to Tenant or the Premises. Landlord further agrees to cooperate with Tenant and use commercially reasonable efforts to obtain a waiver of any of the use restrictions under any lease or Existing Restrictions that would prevent Tenant, or any assignee or Subtenant, from operating any of the Additional Permitted Uses in the Premises. As used herein, the term “Additional Permitted Uses” shall mean any of the following uses within the Premises: a health club, health spa, fitness center, gymnasium, workout facility or martial arts training studio.

6. Roof Replacement. In further consideration of Tenant’s agreements in this Second Amendment, Landlord has agreed to the following provisions with respect to the replacement of the roof of the Building without otherwise limiting or modifying Landlord’s obligations under the Lease with respect to the roof:

(i) Within sixty (60) days after the Effective Date, Landlord shall obtain (at its sole expense) and deliver to Tenant a roof replacement proposal from a reputable and qualified roofing contractor reasonably acceptable to Tenant. A qualified roofing contractor is one that has at least ten (10) years of experience installing, repairing and replacing roofs of commercial buildings comparable to the Building. Landlord acknowledges that specifications for the Roof Work (as hereinafter defined) in the roof replacement proposal shall provide for a new roof which shall be a mechanically fastened (white) TPO single-ply roof system with exterior metal flashing, subject to Landlord’s reasonable discretion (taking into account the type and location of Tenant’s Building), and Tenant’s prior written approval, not to be unreasonably withheld. The roof replacement proposal approved pursuant to this Section 6 is referred to herein as the “Approved Roof Proposal”.

(ii) Landlord agrees to perform and complete the replacement of the roof as provided in the Approved Roof Proposal toward the end that the roof of the Building shall be placed in a water-tight condition free of all leaks (collectively, the “Roof Work”): (A) as promptly as reasonably practicable, but in no event shall the Roof Work be completed later than twelve (12) months after the Effective Date; (B) at Landlord’s sole cost and expense without reimbursement of any kind from Tenant; (C) in a good and workmanlike manner using new and high quality materials; and (D) in accordance with (1) all applicable permits, approvals and laws, (2) sound construction and engineering practices, (3) the Approved Roof Proposal, and (4) the terms of the Lease.

(iii) In addition, Landlord agrees that it shall exercise its best efforts (and cause its employees, agents and contractors performing any Roof Work to exercise their respective best efforts) not to disrupt or interfere with (A) Tenant’s business operations, (B) any systems, utilities or equipment serving the Premises, or (C) Tenant’s customers’, vendors’ or suppliers’ access, parking, loading, unloading or deliveries to or from the Premises; provided, however, the exercise of best efforts as provided in this clause (iii) shall in no event limit, modify, waive, release, terminate or adversely affect Landlord’s liability to Tenant for any such disruption or interference caused by Landlord or its employees, agents or contractors.

(iv) Landlord acknowledges that any claims, damages, liabilities or expenses paid, suffered or incurred by Tenant resulting from the performance of the Roof Work by or on behalf of Landlord shall be covered by Landlord’s indemnification obligations to Tenant under the Existing Lease.

7. Right of First Refusal. Article XXVI of the Lease is hereby amended to add the following new Section 26.21:

“SECTION 26.21. Subject to the terms and conditions set forth in this Section 26.21, Landlord hereby grants to Tenant a right of first refusal to purchase the Landlord’s interest in the Premises (the “Refusal Right”). The Refusal Right shall be in full force and effect during the entire Term of this Lease. Upon the expiration of the Term of this Lease or upon the earlier termination of this Lease, the Refusal Right shall expire. The terms of such Refusal Right are as follows:

(a) If Landlord enters into good faith negotiations with a proposed purchaser during the Term of this Lease, then Landlord shall notify Tenant in writing (“Landlord’s Refusal Right Notice”) of the purchase price and other basic terms and conditions which have been negotiated and upon which Landlord is prepared to sell the Landlord’s interest in the Premises to such prospective purchaser (the “Offered Sale Terms”).

(b) Tenant’s right to purchase the Landlord’s interest in the Premises shall be exercisable by written notice (the “Exercise Notice”) from Tenant to Landlord of Tenant’s election to exercise the Refusal Right given not later than ten (10) business days after Tenant receives Landlord’s Refusal Right Notice. If Tenant fails to deliver the Exercise Notice within said 10-business day period, the Refusal Right shall terminate and be of no further force or effect and Landlord may thereafter sell Landlord’s interest in the Premises upon terms which are no less favorable to Landlord than the Offered Sale Terms without notice to Tenant and free of any right in Tenant to purchase the Landlord’s interest in the Premises. Landlord may not sell Landlord’s interest in the Premises upon terms which are less favorable to Landlord than the Offered Sale Terms without providing Tenant the first right of refusal to purchase the Premises in accordance with this Section 26.21.

(c) If Tenant does not exercise the Refusal Right and Landlord fails to close the sale of the Landlord’s interest in the Premises to a third party in accordance with the Offered Sale Terms within twelve (12) months after Tenant receives Landlord’s Refusal Right Notice, then notwithstanding anything to the contrary contained in this Lease, Landlord may not sell Landlord’s interest in the Premises without providing Tenant the first right of refusal to purchase the Landlord’s interest in the Premises in accordance with this Section 26.21.

(d) If Tenant exercises the Refusal Right, Landlord and Tenant shall enter into a written agreement for the purchase and sale of the Landlord’s interest in the Premises (the “Contract”) for a purchase price equal to the purchase price set forth in the Offered Sale Terms. Unless otherwise set forth in the Offered Sale Terms or unless otherwise agreed by Landlord and Tenant, the Contract shall provide for the following:

(i) An escrow closing at the office of the title insurance company issuing the title insurance policy specified below on a date no later than sixty (60) days after the effective date of the Exercise Notice;

(ii) The delivery by Tenant to Landlord of the purchase price by wire transfer of immediately available funds in accordance with the escrow instructions customarily used by the title insurance company issuing the title insurance policy specified below;

(iii) The delivery by Landlord to Tenant of good title to the Premises by a limited warranty deed as to any fee interest in the Premises or an Assignment as to any leasehold interest, subject only to those exceptions and encumbrances which are customary (excluding delinquent real estate taxes or any mortgage or other lien voluntarily created by Landlord, which shall be paid at closing by Landlord) or which do not interfere with the use of the Premises for all uses permitted under this Lease and do not adversely affect the fair market value of the Premises;

(iv) The delivery by Landlord to Tenant of an ALTA owner’s or leasehold title insurance policy issued by the title insurer issuing the policy described in Section 15.6 hereof or by another title insurer acceptable to both Landlord and Tenant, subject only to those exceptions stated above;

(v) The execution and delivery by Landlord and Tenant of a reciprocal easement agreement for the Shopping Center to place of record the easements and restrictive covenants set forth in this Lease, unless such rights are already of record;

(vi) The delivery by the appropriate party of all documentation necessary or customarily provided to complete the sale or assignment; and

(vii) The payment of all prorations, transfer taxes, title insurance charges, escrow fees, recording fees and other expenses, fees and charges by the party from whom such payment is due in accordance with statutory requirements or in accordance with the custom at the time of the closing for sales of properties similar to the Premises in the metropolitan area in which the Premises are located.

(e) The Refusal Right shall apply only to transactions in which the Landlord’s interest in the Premises are being sold separately from the balance of the Shopping Center. If the Premises are being sold with other property in the Shopping Center as part of a portfolio sale, the Refusal Right shall not be applicable with respect to such sale, but the Landlord’s interest in the Premises shall be sold subject to the rights granted to Tenant in this Section 26.21.”

8. Brokerage. Landlord and Tenant each hereby represent and warrant to the other that it has not dealt with any broker in connection with this Second Amendment, other than CL-SJCO, LLC (“Broker”). Tenant shall pay, at no cost or expense to Landlord, any commission or compensation of any kind due to Broker in connection with the negotiation and execution of this Second Amendment pursuant to a separate agreement between Tenant and Broker. Landlord and Tenant each represent and warrant to one another that, except for Broker, neither of them has employed or dealt with any broker, agent or finder in connection with the Second Amendment and the transactions contemplated hereunder. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnifying party.

9. Notices. Section 26.9 of the Original Lease is hereby amended to provide the current notice addresses for Landlord and Tenant as follows:

If to Landlord:	NSHE Bassett, LLC c/o Continental Properties Company, Inc. W134 N8675 Executive Parkway Menomonee Falls, WI 53051 Attention: Property Development

with a copy to:	Continental Properties Company, Inc. W134 N8675 Executive Parkway Menomonee Falls, WI 53051 Attention: Legal

If to Tenant:	Kohl’s Department Stores, Inc. (Re: SE Tucson, AZ / Store #688) W165 N5830 Ridgewood Drive Menomonee Falls, WI 53051 Attention: Property Development
with a copy to:	Kohl’s Department Stores, Inc. (Re: SE Tucson, AZ / Store #688) W56 W17000 Ridgewood Drive (South Dock) Menomonee Falls, WI 53051 Attention: Real Estate Law Department

10. Miscellaneous.

(a) Consents. Landlord represents and warrants to Tenant that Landlord has obtained all consents which are required for the execution of this Second Amendment. Landlord to provide evidence satisfactory to Tenant of any existing lender’s consent which: (A) if Tenant has an existing SNDA with such lender will provide that the “Lease” as defined in the SNDA will mean and refer to the Existing Lease, as amended herein; or (B) if there is no currently existing SNDA in effect, then lender’s consent will agree to recognize the Existing Lease, as amended herein, regardless of any exercise of remedies by lender under any existing mortgage/loan documents, subject to the terms of the Lease.

(b) Due Execution. Landlord and Tenant each represents and warrants to the other that it is authorized to enter into this Second Amendment and that the parties executing this Second Amendment have the power and authority to bind Landlord or Tenant, as the case may be.

(c) Successors and Assigns. The terms and conditions of this Second Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

(d) Entire Agreement. This Second Amendment (including any and all exhibits, addenda and/or riders attached to this Second Amendment, each of which is hereby made a part of this Second Amendment with full force and effect as is set forth herein) contains the entire agreement of the parties in regard to this Second Amendment and, together with the Existing Lease, the Lease.

(e) Amendment. Except as amended by this Second Amendment, all of the terms, covenants, conditions, agreements and provisions set forth in the Existing Lease shall be and they hereby are reaffirmed, ratified, confirmed and approved in their entirety and shall remain in full force and effect.

(f) Conflict. In the event of any conflict or inconsistency between the terms and conditions of this Second Amendment and the terms and conditions of the Existing Lease, the terms and conditions of this Second Amendment shall in all instances govern and control.

(g) Counterparts. This Second Amendment may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same document. Signatures transmitted by facsimile or other electronic means, including, without limitation, e-mail, .pdf or .tif formats, shall be treated as original signatures.

[remainder of page left intentionally blank; signature page to follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Sublease as of the date first written above.

LANDLORD:

NSHE BASSETT, LLC,
an Arizona limited liability company

By: Continental 34 Fund Limited Partnership, a Wisconsin limited partnership, its Sole Member and Manager

By: Continental 34 Holding Company, Inc., a Wisconsin corporation, its General Partner

By:	/s/ Daniel J. Minahan
Name: Daniel J. Minahan
Title: President

COUNTY OF WAUKESHA)

                                                     ) ss.

STATE OF WISCONSIN)

I, the undersigned, a notary public in and for the jurisdiction aforesaid, do hereby certify that Daniel J. Minahan, the President of Continental 34 Holding Company, Inc., General Partner of Continental 34 Fund Limited Partnership, sole Manager and Member of NSHE Bassett, LLC, an Arizona limited liability company, whose name is signed to the foregoing Second Amendment to Sublease, has acknowledged the same before me on this 6 day of February, 2020.

/s/ ERIN A. RIVERS
Notary Public

My commission expires: 7/14/2023

[Tenant signature page to follow on the next page]

TENANT:

KOHL’S DEPARTMENT STORES, INC.,
a Delaware corporation
By:	/s/ Michelle Gass
Name: Michelle Gass
Title: Chief Executive Officer

ATTEST:

By:	/s/ Jason J. Kelroy
Name: Jason J. Kelroy
Title: General Counsel and Secretary

COUNTY OF WAUKESHA	)
) ss.
STATE OF WISCONSIN	)

I, the undersigned, a notary public in and for the jurisdiction aforesaid, do hereby certify that Michelle Gass, Chief Executive Officer of Kohl’s Department Stores, Inc., a Delaware corporation, whose name is signed to the foregoing Second Amendment to Lease, has acknowledged the same before me on this 3 day of February, 2020.

/s/ Crystal L. Rose
Notary Public

My commission expires: 4/8/2020

COUNTY OF WAUKESHA	)
) ss.
STATE OF WISCONSIN	)

I, the undersigned, a notary public in and for the jurisdiction aforesaid, do hereby certify that Jason J. Kelroy, General Counsel and Secretary of Kohl’s Department Stores, Inc., a Delaware corporation, whose name is signed to the foregoing Second Amendment to Lease, has acknowledged the same before me on this 3 day of February, 2020.

/s/ Crystal L. Rose
Notary Public

My commission expires: 4/8/2020